As filed with the Securities and Exchange Commission on September 12, 2006. Registration No. 333-124704


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 8)


                                   ----------

                                   XIOM, Corp.
                 (Name of Small Business Issuer in its Charter)

            Delaware                         3470                  11-3460949
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 Incorporation or organization)   Classification Code Number)  Identification No.)

                                68A Lamar Street
                          West Babylon, New York 11704
                                 (631) 643-4400
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Andrew Mazzone, President
                                78A Lamar Street
                          West Babylon, New York 11704
                                 (631) 643-4400

            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                          Copies of communications to:
                             Michael S. Krome, Esq.
                                  8 Teak Court
                           Lake Grove, New York 11755
                          Telephone No.: (631) 737-8381
                          Facsimile No.: (631) 737-8382

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

                                 Proposed    Proposed
                                 Maximum      Maximum       Amount
      Title          Amount      Offering    Aggregate        of
  Of Securities       to be       Price      Offering    Registration
To be Registered   Registered   Per Share    Price (1)      Fee (1)
----------------   ----------   ---------   ----------   ------------
Common Stock,(1)   500,000(2)     $3.00     $1,500,000      $176.55
Par value $.0001
Per share

Common Stock,(1)   157,062(3)     $3.00     $  471,186      $ 55.13
Par value $.0001
Per share

Common Stock,(1)   157,062(4)     $3.00     $  471,186      $ 55.13
Par value $.0001
Per share

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Representing 500,000 shares of common stock for sale by the Company under a self-underwriting.

(3) Representing the total of 157,062 shares sold pursuant to a private placement of the Company between December 1, 2004 through March 18, 2005

(4) Representing the total of 157,062 shares underlying warrants sold as part of the private placement of the Company between December 1, 2004 through March 18, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and is subject to completion and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


      Preliminary Prospectus Subject to Completion dated September 12, 2006


                                   XIOM Corp.
                         814,124 shares of common stock

Total represents 814,124 shares of common stock of the registrant. Of this amount, 500,000 shares are to be issued and sold directly by the Company, from time to time. 157,062 represents shares of Selling Shareholders and an additional 157,062 represents shares underlying certain warrants issued by the Company to the Selling Shareholders.

The shares offered by the Company are being offered without an underwriter, on a best efforts basis, with no minimum purchase requirement. There will be no escrow of funds from the sale of the shares offered by the Company. The shares offered by the Company are being offered at $3.00 per share. There are no underwriting discounts. The total maximum amount of the offering by the Company is $1,500,000 based on 500,000 shares sold at $3.00 per share. This offering will end one year from the effective date of the Prospectus.

MARKET FOR THE SHARES

No market currently exists for our shares. The price reflected in this Prospectus of $3.00 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Prospectus Summary ......................................................     3
The Offering ............................................................     4
Summary Financial Information ...........................................     5
Risk Factors ............................................................     5
Use of Proceeds .........................................................    11
Determination of Offering Price .........................................    11
Dividends ...............................................................    11
Management's Discussion and Analysis or Plan of Operation ...............    12
Results of Operations ...................................................    16
Business of the Company .................................................    17
Off-Balance Sheet Arrangements ..........................................    21
Inflation ...............................................................    21
Government Regulation ...................................................    21
Management ..............................................................    22
Executive Compensation ..................................................    23
Description of Property .................................................    24
Employees ...............................................................    24
Litigation ..............................................................    24
Employment Agreements ...................................................    25
Certain Relationships ...................................................    25
Principal Stockholders ..................................................    25
Dilution ................................................................    26
Offering by Selling Shareholders ........................................    27
Shares Eligible for Future Sale .........................................    28
Description of Securities ...............................................    29
Plan of Distribution ....................................................    29
Certain Provisions of the Certificate of Incorporation and Bylaws
  With Respect to Directors and Officers
  Regarding Indemnification .............................................    31
Delaware Business Combination Provisions ................................    32
Where You Can Find More Information .....................................    33
Transfer Agent ..........................................................    33
Interest of Named Experts and Counsel ...................................    33
Legal Matters ...........................................................    33
Experts .................................................................    34
Financial Statements ....................................................    35

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

ABOUT OUR COMPANY

How our company is organized

XIOM Corp, formerly Panama Industries, Ltd., ("XIOM"), was incorporated in Delaware on March 2, 1998. The company formally changed its name to XIOM in August 2004.

Spin-off from the former parent company

The former parent of XIOM, ThermalTec International, Corp. ("TTI"), now Accountabilities, Inc. and publicly traded under the symbol "ACTB", was incorporated in 1994 under the laws of the State of Delaware. XIOM was spun-out of TTI in July of 2001 to its shareholders of record as of June 22, 2001, upon which each shareholder of TTI received one (1) share of XIOM common stock for every three (3) shares of TTI common stock. XIOM was spun-off because it had a specific technical focus that needed further development and TTI had intended to focus on specific target merger candidates involved in a totally unrelated business. In May and June of 2001, TTI was seeking to enter into a series of transactions to acquire up to eleven separately owned Comprehensive Outpatient Rehabilitation Facilities ("CORF") that were managed by a Florida based company named Total Health Care Consulting, Inc. At that time, TTI management decided that the combination of XIOM and these businesses would have been difficult to integrate, cause numerous management problems as well as accounting and financial reporting issues. As such, it was decided by the management of TTI that XIOM, as a wholly-owned subsidiary, would be better off as a separate stand alone company, able to focus on its own specific operations and business plan objectives. XIOM has been, since inception, engaged in the thermal spray coating industry. Its primary business objective is to continually refine and market their polymer based thermal spraying coating technology.

Where you can find us

Our corporate offices and manufacturing facility are located at 68A Lamar Street, West Babylon, New York. The main telephone number is (631) 643- 4400. Our website is http://www.xiom-corp.com. Any information contained on our website should not be considered as part of this prospectus. The information contained on our website is used for disseminating sales and marketing purposes

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN

XIOM, Corp reported a net loss in both fiscal 2004 and 2005. The independent auditors' report with respect to XIOM Corp's fiscal 2004 and 2005 financial statements stated that XIOM, Corp. had recurring losses from operations, a working capital deficit and limited sources of additional liquidity, all of which raise substantial doubt about XIOM Corp.'s ability to continue as a going concern. The financial statements as of and for the years ended September 30, 2004 and 2005, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of XIOM Corp. as a going concern is dependent upon the achievement of profitability, positive cash flow from operations and the generation of adequate funds to meet its ongoing obligations. XIOM Corp. continues to seek additional liquidity to improve its working capital position through the Self Offering conducted herein, and the possible exercise of the common stock warrants also contained in this registration statement. However, no assurance can be given that the Offering will be successful or that XIOM Corp. will be able to generate net income in the future. See "Management's Discussion and Analysis and Results of Operations" and the financial statements and notes thereto presented elsewhere in this Prospectus.

THE OFFERING


Shares offered in this offering to be sold by Company             500,000 shares
Shares offered by Selling Shareholders                            157,062 shares
Shares underlying Warrants                                        157,062 shares
Shares Outstanding as of September 11, 2006:                    6,896,803 shares
  Not including shares to be sold by the Company pursuant to this Registration Statement or issued pursuant to exercise of warrants
Shares Outstanding after sale of shares to be sold
  by the Company and exercise of all warrants                   8,097,583 shares


Use of Proceeds

XIOM Corp. will not receive any proceeds from the sale of the shares by the Selling Shareholders. XIOM Corp. will receive the proceeds of the, 500,000 shares, to be sold in the future directly by the Company, from time to time. The Company will only receive the proceeds from the sale of the shares by the Company, if sold and/or the exercise of the warrants held by the Selling Shareholders, if exercised at a price of $0.75 per share and some at $1.30 per share. There is no guarantee that the additional shares will be sold or that the warrants will be exercised.

Our Trading Symbol

The Common Stock of XIOM Corp. does not have a trading symbol at this time.


As of September 11, 2006, there were approximately 590 shareholders of record for the Company's common stock and options granted.

SUMMARY FINANCIAL INFORMATION


                                               June 30, 2006   September 30, 2005   September 30, 2004
                                               -------------   ------------------   ------------------
Balance Sheet Data:
   Total Assets                                 $   633,688        $   213,357         $   193,163
   Total Liabilities                            $   715,419        $   306,133         $   111,416
   Total Stockholders' Equity (Deficit)         $   (81,731)       $   (92,776)        $    81,747


Statement of Operations:
   Revenues                                     $   365,798        $   184,445         $   114,479
   Expenses                                     $   798,022        $   598,247         $   369,125
   Net Profit (Loss)                            $  (432,224)       $  (413,802)        $  (254,646)
   Basic and Diluted Income (Loss) Per Share          (0.07)             (0.07)        $     (0.06)
   Weighted Average No. Shares Used
      In Computing Income (Loss) Per Share        6,171,461          5,715,399           3,935,156


RISK FACTORS

      An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to XIOM Corp:

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have, in our history, generated limited revenues from operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

Our independent registered public accounting firm issued a report for the year ended September 30, 2005 that contained a "going concern" explanatory paragraph.

Our independent registered public accounting firm issued a report on their audit of our financial statements as of and for the years ended September 30, 2005 and 2004. Our notes to the financial statements disclose that XIOM Corp.'s cash flows have been absorbed in operating activities and has incurred net losses for fiscal 2004 and 2005, and has a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm's report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.

Our technology and products may not be accepted by our targeted customers, which would cause our business plan to fail.

We provide equipment and material for the onsite spraying of plastic onto surfaces such as metal, wood and concrete. Our business is dependant upon the continued need for these types of services. Our equipment has been specifically developed for the application of the coatings we provide. There is no assurance that the end users we target will continue to require and seek our services. While we believe that our process and coating are superior to most, if not all others available, there is no way to foresee if another process is not developed by a competitor. In addition, we are dependent upon the continued need for steel and other substrates to be coated to protect it from weathering, corrosion and other wear and tear. Currently, our major customers are anticipated to be governments and municipalities interested in treating exposed steel and other surfaces, such as bridges, and other support items. It is anticipated, but we can not be certain that these needs will continue to be required to be met. Furthermore, while we seek to develop mew uses and applications for our technology and products, we can not be assured of (a) finding new uses for our technology and products, and (b) being able to introduce and interest customers and other industries in our technology and products.

We may not be granted patents to our equipment and processes.

We have a number of patents pending that are important to the success of our operations. These patents may not be granted. We believe that the loss of any single patent would not have a material adverse effect on our business as a whole. We believe that improvement of existing products and processes and a reliance on trade secrets and unpatented proprietary know-how are as important as patent protection in establishing and maintaining our competitive position. At the same time, we continue to seek patent protection for our products and processes. There can be no assurance, however, that any issued patents will provide substantial protection or commercial value. We will require our consultants and employees to agree in writing to maintain the confidentiality of our information and, within certain limits, to assign to us any inventions, and any patent or other intellectual property rights, relating to our business.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on our key personnel for continued research and development of our technology and Products and the introduction of new uses for them, and if we lose those personnel, our business would fail.

Our future success depends, in significant part, upon the continued service of our senior management. Mr. Mazzone and Mr. Gardega are the individuals that have developed our equipment and processes and continue to develop our technology and products. The loss of either of these individuals, particularly in the early stages of our operations and development of new equipment and products, would significantly hurt our business. We do not maintain key man life insurance covering either of them. Our future success also depends on our ability to try and attract and retain highly qualified personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number and caliber of such individuals. If we were unable to hire and retain personnel in key positions, our business could fail. As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

We will need additional capital to allow us to expand our business plan to increase capacity to manufacture and market our technology and products and such financing may be unavailable or too costly.

Our ability to continue research and develop the core technologies and products that we are planning to utilize is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.

Coating Operations

The Coating of Metallic surfaces is a business that is closely tied to the economic growth of several industries such as highway and transportation, communications and energy. During recessionary periods in these industries, the demand for coating can decline which could have a material adverse effect on the Company's financial condition and results of operations. Profitability in the coating industry is also dependent to a certain extent on raw material prices and pricing structures are directly related to the cost of manufacturing. Increases in these prices lead to increased costs and prices for the coating materials and decreases in these prices lead to reductions in the coating costs and prices. The Company may not be able to raise prices to cover adequately increases in costs due to increases in raw material prices which could have a material adverse effect on the Company's financial condition and results of operations.

There Is No Assurance That Our Customers Will Utilize Our Products.

      Although we will advise users of the unique properties associated with our specific powder coatings, there are no guarantees that any customers would spray Xiom system materials through the Xiom system. Xiom powder materials sell at an average of $6 to $8 per pound. Customers may determine that these prices are too high for them to buy our materials. Customers may find other materials cheaper than our materials that may work to use with the Xiom system. This could have an adverse affect on Xiom's long-term profitability and force the company to cut its overhead and to ultimately become insolvent.

We Have No Method To Insure Our Products are Purchased.

      It is too early for us to calculate an accurate figure on the number of pounds of powder coating materials we will sell for each system sold. The more Xiom materials used per gun, the more revenue would be made by the company. The company however cannot be sure that it can sell the required number of systems and powder materials each month to help the company remain viable and that the servicing of each system sold might not become very expensive. If this occurred it would cause the company to lose profits on those systems' sales. If this situation occurred and could not be corrected in a timely fashion, the company could ultimately become insolvent.

Risks Related to Offering:

Management beneficially owns approximately 40% of our common stock and their interest could conflict with yours.

Our Chairman and President, Andrew B. Mazzone and other management beneficially own approximately 40% of our outstanding common stock. As a result, Mr. Mazzone and management may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

Our Principal Accounting/Financial Officer lacks meaningful accounting/financial experience.

Our Principal Accounting/Financial Officer, Andrew Mazzone lacks any meaningful experience in accounting and in any meaningful experience in dealing with financial issues in a public company. The lack of meaningful experience can have a detrimental effect on the ability of the Company to complete or accurately report its financial status. This lack of meaningful experience can also result in accounting difficulties and possibly the inability of the Company to comply with reporting requirements in a timely fashion.

Future sales of common stock by our existing shareholders could adversely affect our stock price.


As of September 11, 2006, XIOM has 6,896,803 issued and outstanding shares of Common Stock, not including the assumed exercise of all the warrants and sale of the stock directly by the Company in this offering. The 500,000 additional shares are being registered with this offering, including 157,062 shares offered by Selling Shareholders and 157,062 shares underlying the Warrants. Of the total shares issued and outstanding as of September 11, 2006, a total of 5,700,043 shares belong to shareholders subject to Rule 144, and are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our Common Stock. This problem would be exacerbated if we continue to issue Common Stock in exchange for services.

We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.


As of September 11, 2006, there were 6,896,803 issued and outstanding shares of Common Stock, not including the assumed exercise of all the warrants. If all the shares of stock being offered directly by the Company in this offering were sold and all warrants were exercised, we would have a total of 8,097,583 shares issued and outstanding. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

IF OUR UNREGISTERED OFFERING OF SHARES OF OUR COMMON STOCK AND WARRANTS TO PURCHASE ADDITIONAL SHARES OF OUR COMMON STOCK FROM JANUARY 1 THROUGH JULY 15 2006 IS INTEGRATED WITH THE OFFERING TO WHICH THIS REGISTRATION STATEMENT RELATES, WE MAY HAVE LIABILITY UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, AND THE PURCHASERS OF OUR SECURITIES IN THE JANUARY 1 THROUGH JULY 15 2006 UNREGISTERED OFFERING MAY BE ENTITLED TO RESCIND THEIR PURCHASES AND RECEIVE FROM US A REFUND OF THE PURCHASE PRICE, PLUS INTEREST.

Under the federal securities laws, any offering of securities must be registered unless an exemption from registration is available, and, with limited exceptions, no exemption from registration is generally available for a private placement transaction which is made concurrently with a public offering. We may be considered to have commenced a public offering of securities on May 6, 2005, when we first filed this registration statement on Form SB-2. Subsequent to that date, from January 1, 2006 through July 15, 2006, we offered and sold 543,718 shares of common stock for a total of $644,399. Although we believe that the January 1 through July 15 2006, unregistered offering of our Common Stock and warrants was conducted in accordance with applicable law, one or more investors might contend that the January 1 through July 15 2006, unregistered offering should be integrated with the offering to which this registration statement relates. As a result, we may have potential liability for failure to properly register our Common Stock under the federal Securities Act of 1933, as amended (the "Securities Act"), and applicable state blue sky laws, and the purchasers in the unregistered offerings may be entitled to rescind their purchase of our Common Stock and warrants and we would be required to refund the aggregate purchase price of $644,399, plus interest, to the purchasers upon their exercise of such rescission rights. Even if the purchasers waive their rights, if any, to rescind the purchase of shares and warrants in the unregistered offerings as a remedy for our failure to register these securities, the waiver may not be enforceable in light of the public policy against the unregistered sale of securities underlying federal and state securities laws. Any such rescission of sales in January 1 through July 15, 2006 unregistered offering could adversely affect our cash position.

We may not be able to obtain a trading market for your shares.

Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We have made application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Said application is still pending. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called "pink sheets". Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of XIOM may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.

We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock

We may require additional funds to achieve our current business strategy, which we may not be able to obtain which would affect our ability to operate.

XIOM is a relatively new business entity with limited capital resources. Its future plans may require significant capital, which may not be available on an as needed basis. If the Company's capital is insufficient to reach and impact their targeted market, they may not be able to achieve the intended goals and objectives, or succeed in its industry.

Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues.

The Company's debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets.

No assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts.

All investments will be available for use by the Company immediately upon payment and subscription by the investor and will not be available for refund to investors if the offering fails to raise sufficient funds to complete the business plan of the Company. Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

Competition may have a material impact on our ability to sell our Technology and Products.

The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing and technical resources; have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.

Forward Looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company's future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management.

The investors will have no rights to participate in the above-described management decisions of the Company; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS

XIOM will not receive any proceeds from the sale of the shares by the Selling Shareholders. XIOM will receive the proceeds of the 500,000 shares to be sold directly by the Company, from time to time. There is no guarantee that these additional shares will be sold.

The following table allocates the proceeds from the sale of shares, at various levels from a minimum quantity to the maximum quantity, at $3.00 per share and in priority order as to how such proceeds would be utilized.

                                    50,000     200,000     350,000      500,000
                                    Shares     Shares      Shares       Shares
                                   --------   --------   ----------   ----------
Sales and marketing expenditures   $100,000   $200,000   $  250,000   $  300,000
Inventory purchases                  50,000    175,000      250,000      350,000
Accounts receivable financing             0    125,000      350,000      500,000
Administrative salaries                   0    100,000      200,000      350,000
                                   --------   --------   ----------   ----------
  Total Use of Proceeds            $150,000   $600,000   $1,050,000   $1,500,000
                                   ========   ========   ==========   ==========

DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus $3.00 was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:

      1.    Our history and our prospects;

      2.    The industry in which we operate;

      3.    The status and development of our products and services;

      4.    The previous experience of our executive officers; and

      5. The general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

XIOM, Corp.'s plans for the next twelve months

Assuming Company is minimally successful in this offering (based upon the sale of 50,000 shares being sold directly by the Company), we intend to finance a direct mail campaign to paint contractors and building contractors centered around major cities. We also intend to demonstrate the products in twelve major cities at the rate of one per month. Each demonstration will be of the XIOM 1000 and conducted in each city.

The promotional and demonstration expenses are estimated to be approximately $12,000 per city, as follows:

Advertising:                      $1,500
Direct Mail                       $4,000
Demonstration Site Expenses:      $2,000
Literature and sample expenses:   $2,000
Travel and Accommodation:         $1,500
Miscellaneous                     $1,000

The company is pursuing an advertising and promotion expense-to-sales ratio that would allow it to act profitably. At the present time, the company's operations expenses are approximately $16,000 a month. With the addition of advertising and promotion expenditures, these expenses would increase to $19,000 per month. Other significant recent expenses over and above our daily run rate expenses are expenses for patents on equipment and materials, and for professional fees expended during the SB-2 registration process.

Gross profit on each Xiom system is approximately $5,000, which would require us to sell four systems directly and/or seven systems a month indirectly through distributors to cover our operating costs. Our expense for patents for the next 6 months is estimated at $15000.

It is too early for us to calculate an accurate figure on the number of pounds of powder coating materials we will sell for each system sold. The more Xiom materials used per gun, the more revenue would be made by the company. The company however cannot be sure that it can sell the required number of systems and powder materials each month to help the company remain viable and that the servicing of each system sold might not become very expensive. If this occurred it would cause the company to lose profits on those systems' sales. If this situation occurred and could not be corrected in a timely fashion, the company could ultimately become insolvent.

In addition to a Canadian distributor (Jaddack Creations, Inc.), the company has two other small distributors in the U.S. The U.S. distributors are located in Texas and New York. The terms of the Distribution Agreements state that the distributor has the right to distribute the XIOM products in a certain territory. The agreements set a price for the product. There are no other financial terms or minimum amounts that the Distributor is required to meet.

We are currently in preliminary negotiation to launch a distributorship in Europe, although there are no specific terms or parties agreed upon at this time. There is no guarantee that these negotiations will be successful. If such negotiations were successful, there still can be no assurance that a distributor could sell the company's system successfully in Europe. The company has sold one system to date in Europe. That sale was unforeseen and not expected by the company.

It is estimated that the Company will sell from five to twelve systems per city. If the minimum of five systems are sold per twelve cities, the revenues would be $40,000 and the cost of the product and promotional expenses would be $23,000 with a profit of $17,000. We also would expect to sell materials for use with each system. We expect a minimum estimate of 100 pounds of material a month per new customer. Based upon these estimates, five systems times 100 pounds of material would be 500 pounds of material shipped each month, selling at $10 per pound with a cost of manufacture of $5.00 per pound would realize the Company a profit of $2,500 per month for materials, based on the minimums estimated by the Company. The raw materials for our systems are readily available and the prices are relatively stable. The estimate of selling five to twelve systems per city is based upon the sales experienced to date by the Company, as well as feedback from potential customers.

We have shipped approximately 70 units this fiscal year, and we currently continue to have a back order of approximately 70 units. With the potential orders from interested parties and the new Agreement with the Department of the Navy, we expect that number to increase. Based on the current status of orders and expected orders we can maintain operations almost indefinitely.

The company has shipped more than 40 of its spray systems in the last 8 months since it introduced the Xiom 1000 system, including re-orders for the spray systems, and is currently receiving orders for slightly more than two systems a week as well as corresponding orders for the spray powders. There is no guarantee that the company can continue to make sales in the future; unforeseen problems could occur and slow or completely halt sales. If after 12 months such unforeseen problems occurred and the company stopped making sales, the company would be effectively out of business with no assurance that it could raise new funds to keep its endeavors going and remain solvent.

The company shipped 15 systems in April, another 12 in May, and another 15 in June, and continues to receive additional orders. Even though the company currently has approximately 70 orders to ship, and is optimistic about its future, it cannot guarantee these results will continue because the company cannot judge whether customers who are placing orders for its system are indicative of long term sustained demand. The company can only predict sales when it actually has an order at this time.

The Company expects that its expenses will be a total of $80,000 for the next six months, not counting promotional expenses for the selling of the guns or cost of manufacturing the products. The Company expects that it can cover these expenses with the revenue for its current contract with New York State. After six months, the Company would have to depend on system sales to cover the monthly expenses. The Company expects that selling five systems per month, it can sustain itself indefinitely.

We are able to manufacture the full line of equipment as evidenced by our delivery of 20 plus XIOM systems to paying customers and the manufacture and delivery of XIOM materials to those same customers. The company's planning has not gone further than this until it could raise working capital for the seminars planned. Lack of success with the promotional seminars would signal impaired general viability of the process. If the promotional seminars are a success, the system would become self-financing without the need of future cash infusions. The company cannot say with assurance what the results of those intended seminars might be. Our sale of 20 guns was achieved with promotional revenues of approximately $10,000. Based on this small and admittedly inconclusive sample, the company believes that it can generate sustained revenues by means of the promotional seminars.

The Company expects it has enough cash resources and revenue to cover expenses for the foreseeable future as long as it continues to slowly make sales and manufacture the guns and products. However, without increased revenues or additional capital, it is extremely likely that our marketing plan will not be able to be completed. This would significantly hamper out efforts to enter into the product niche as and when we would like.

The company strongly believes that it has enough funds to operate for the next 12 months even if it does not sell any systems, the company bases that statement on the following facts and assumptions: (a) It has a $500,000 New York State contract to create a sophisticated spray unit that will apply XIOM's patent-pending powder coatings for printing and paper rolls as well as oil and gas pipelines. (b) It has received from the U.S. Navy that within the next few months it will be receiving a U.S. Navy contract, for research to develop spray systems and powder coatings to finish and re-finish the exteriors and interiors of vessels.

On May 17, 2006, we received a Phase I contract with option for $100,000 to explore the technical feasibility of modifying standard Xiom equipment to operate on propane and air eliminating oxygen; to reduce the weight and physical size of the system; to simplify the functions; and to increase the spray pattern up to 9 to 12 inches. The option portion is to effect the lead into the Phase II contract whereby a deliverable system will be fabricated for the Navy's testing at its warfare facility in Washington, D.C. The Navy is highly interested in the use of this system for applying Xiom coatings to the interior of difficult to reach areas on ship board spaces, hence the reasons for a smaller, lighter, more portable system.

The Phase II portion of this contract will be up to $750,000, if exercised by the Navy.

The company acknowledges, however, that it has never had a U.S. Navy contract before and that it may have to consult with experienced companies whose expertise is to perform on such government contracts

The source of liquidity would come from two sources. Internally, as we slowly increase sales, we would be able to increase the acquisition of raw materials and increase production. This would increase the short-term liquidity of the Company. Externally, we would gain long-term liquidity from the sale of the shares being offering in this offering, and from the exercise of the warrants by the shareholders from the recent private placement.

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on the Company's short-term or long-term liquidity, other than the inability to sell our products, or the failure to sell any of the shares offered in this offering or the exercise of the warrants by the shareholders.

The company does not expect to significantly increase its employees in the next fiscal year. We do not expect to increase our manufacturing facilities or purchase equipment, other than raw materials.

The Company's critical accounting policies and estimates are applied only to contracts which have terms greater than one month and are fixed-price contracts using the percentage-of-completion method of accounting, measured by the percentage of actual cost incurred to date, to the estimated total cost for each contract. Estimated costs and revenues are based upon engineering estimates of the work performed to date relative to the total work required under the contract. Changes in contract estimates which result in changes in estimated profit are applied to the cumulative work accomplished on the project. The re-calculated gross profit on the contract is applied to the revenues recorded to date for the entire life of the contract.

Results of Operations:

For the Fiscal Years Ended September 30, 2005 vs. September 30, 2004

For the fiscal year ended September 30, 2005, the Company had $184,445 in sales and cost of sales of $145,601. This is in comparison to total sales of $114,479 and cost of sales of $89,185 for fiscal year ended September 30, 2004. Sales and cost of sales for both years resulted primarily from the Company's development contract with NYSERDA. Sales related to the patented thermal spray technology only began to ramp up in the second half of fiscal 2005. Gross profit for both years was modest were fiscal 2005 was $38,844 and fiscal 2004 was $25,294.


General and administrative expenses increased by approximately $173,000 from fiscal 2004 to fiscal 2005. This increase was due to additional consulting engineering expense to refine the thermal spray process as well as sales consulting, marketing expenses and general overhead increases necessary to accommodate the anticipated customer demand from the formal product roll-out that commenced at the end of the third quarter of fiscal 2005.

The net loss increased from $254,646 ($.06 per share) to $413,802 ($.07 per share) from 2004 to 2005, respectively. This increase of approximately $159,000 was directly related to the increase in general and administrative expenses described above.

For the Nine Months Ended June 30, 2006 vs. June 30, 2005

Sales for the nine months ended were $365,798, an increase of $276,694, or 310%, when compared to sales of $89,104 for the nine months ended June 30, 2005. This increase is directly related to the roll-out and ramp-up of new system and related powder sales in the current fiscal year. Cost of sales stayed fairly consistent at approximately 60% of sales for both fiscal periods. Related gross profit increase by $110,686 from $35,642 for the nine months ended June 30, 2005 to $146,328 for the nine months ended June 30, 2006.

The net loss for the nine months ended June 30, 2006 was 432,002 ($.07 per share), an increase of $90,493 when compared to the nine months ended June 30, 2005. This increase was primarily due to the current cost of common shares issued for services and well as increases in general and administrative expenses over the comparable periods.

The overall trend has been a slow increase in sales of our thermal spray systems and powder products. Because of this recent trend, we are able to maintain our current manufacturing pace and may possibly be able to increase production in small increments. As such, we do not expect any significant decrease in sales at this time. Additionally, we expect to continue supporting the systems already sold and in use with sales of additional powders, while continuing to increase the manufacture and sale of new systems.

Liquidity and Financial Resources

During the fiscal years ended September 30, 2005 and 2004, net cash used by operating activities was $146,657 and $31,641, respectively. The Company incurred net losses of $413,802 and $254,646 for the fiscal years ended September 30, 2005 and 2004, respectively. Additionally, at September 30, 2005, the Company's current liabilities exceeded current assets by approximately $122,000 and it had a Stockholdlers' (Deficit) of approximately $93,000.

For the nine months ended June 30, 2006 and June 30, 2005, the Company's net cash used by operating activities was $393,236 and $151,916, respectively, and it had net losses of $432,002 and $341,731, respectively. As of June 30, 2006, the Company's current assets exceed current liabilities by only $56,552 after considering subscriptions for common stock of $283,799 and it had a Stockholdlers' (Deficit) of approximately $82,000, exclusive of common shares sold and issued in March 2006 that are subject to rescission rights as more fully described below as a contingent liability.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company anticipates that in order to fulfill its plan of operations, it will need to seek financing from outside sources. To this end, the Company is constantly pursuing private debt and equity sources. It is also the intention of the Company's management to improve profitability by significantly increasing sales of its patented thermal spray process for the balance of fiscal 2006 and into fiscal 2007 while maintaining reasonable levels general and administrative expenses as the company grows.

As disclosed elsewhere in this filing, the Company completed a private placement of equity in March 2006 whereby it raised $342,000 of additional financing. Additionally, the Company eliminated $210,000 of current liabilities and $135,000 of shareholder loan by exchanging these obligations in lieu of payment for the exercise of certain stock options in March of 2006. The Company closed another private placement offering in July where it raised $302,000 of additional financing. However, there is no assurance that these financings, nor any future financing, if successful, will be sufficient to allow the Company to operate profitably or successfully.

In private placement transactions completed subsequent to the filing of our initial registration statement, from January 1, 2006 through July 15, 2006 we sold a total of 543,718 shares of common stock from which we received gross offering proceeds of $644,399. These securities were offered and sold in reliance upon claimed private placement exemptions from registration. However, since the transactions were not completed prior to the filing of our registration statement, the purchasers of the shares may have the right to claim that the purchase transactions were illegal public offerings which violated the federal securities laws. If any of these transactions did violate federal securities laws, the purchasers in those transactions may have claims against us for damages or for rescission and recovery of their full subscription price, plus interest. Although none of the purchasers of these shares has made or threatened any claim against us alleging violation of the federal securities laws, in the event the purchasers of these securities successfully asserted claims for rescission it would have a substantial adverse effect on our business and on our ability to continue to operate. We may not have sufficient funds available to pay such claims, and there is no assurance that we would be able to obtain such funds either from the proceeds of this offering, or from other sources. In that event, it is likely that we would be forced to cease operations and liquidate our available assets to pay our liabilities, including, but not limited to, the rescission claims.


BUSINESS OF THE COMPANY - PRINCIPAL PRODUCTS AND SERVICES

Materials used with XIOM 1000 System are produced from various formulas of plastic powders. The powder mixture is melted and projected onto a substrate via a mixture of air and flammable gases that produce the actual coating. The air, flammable gases and powder mixture are brought together through a specialized and patented gun with a flame nozzle where the powder material is melted and sprayed forward onto the surface to be coated. The gases and heated coating are cooled by the surface that it adheres to.

The company is a technology business offering delivery of plastic powder coatings at on-site locations utilizing the XIOM 1000 System. Powder coating currently is a process in which metal parts are brought into a factory environment where they are cleaned and prepared to receive a powder coating. Plastic in powder form is then applied to the various metal parts by means of an electrostatic charge that causes the powder to adhere to the surface. The coated part is then heated in an oven for a period of time to cause the plastic to melt and adhere to the substrate. Our process operates differently. Although we use plastic powder, we do not electrostatically charge that powder in order for it to adhere to a substrate. We use a different mechanism which simultaneously applies and fuses the powder to a substrate. The advantage of this process is that the coating process is totally portable and can be applied anywhere, not necessarily in a factory setting, and can be applied without use of an oven to cure the coating., and can be applied to most substrates in addition to the metal substrate to which powder coatings are traditionally applied in a factory, using an oven.

The company's plastic spray technology is unique and has patents pending. The patents cover technology and processes to apply and deliver powder coatings through a specialized spray system that allows those coatings to be applied both on site and in a factory. The patents will last, upon issuance for a period of 17 years, unless other patents are applied for. With our process, the on-site plastic powder coating process, you can deposit coatings on wood, steal, fiberglass, concrete and plastic - a variety of substrates not all available to traditional powder coating. Our process is quick, does not use an expensive oven for curing and can be used both outside and inside a building.

The technology associated with the XIOM 1000 Thermal Spray system was developed personally by the two operating officers of the Company, who, in August 2004, irrevocably transferred all rights title and interest in all current patents, patents pending and any future intellectual property rights that may be derived from this technology in exchange for restricted common shares on the Company. This technology was developed and enhanced over time with funding from contacts with the New York State Energy Research & Development Authority ("NYSERDA"). The refinements made to the technology pursuant to these contracts have resulted in the XIOM 1000 Thermal Spray system that is currently marketed for commercial sale.

HISTORY OF THE TECHNOLOGY

The history of applying polymer coatings dates back to the early 1950's starting with the fluidized bed process and then in the 1960's to the Electrostatic Powder Sprayer (EPS). Today EPS is the standard for applying organic polymer coatings. It is commonly referred to as "Powder Coating" which to this familiar with the process means EPS applied plastic powder coatings followed by oven curing at approximately 400 F, where melting and film formation takes place.

EPS is a large business today as polymer coatings, thermoplastic and thermoses are applied to a variety of substrates. They can be applied to cold surfaces before being cured to film thickness typically between 1 to 4 mils (50-200 microns). There are little Volatile Organic Compounds (VOC) and reduced Hazardous Air Pollutants (HAP). For these reasons EPS has captured substantial business form the established liquid coating processes (Painting).

The company's products contain no VOCs (volatile organic compounds). There is a current trend by the EPA to ban VOCs for products sold to the public for safety and health purposes, but there is no guarantee that our VOC-less products, although safer, will prove to be any more functionally effective than those alternative coating products such as paints that do have VOCs.

The traditional powder coating industry, directly competitive to the company's products, usually requires a large investment in ovens and production lines, sophisticated preparation and cleaning equipment, and in many cases operates with sophisticated in-line computerized production control systems to manage the powder coating process. The Xiom system is designed to do powder coating outside a traditional factory setting. The company's system enables a plastic coating to be directly sprayed onto a surface, contains no preparation equipment and requires no oven with which to cure powder coatings. The company's system has no computerized control whatsoever and, in fact, does not even use electricity but relies on air, propane and oxygen to achieve a coating result.

Traditional powder coaters who do coating inside a factory environment could possibly try to re-engineer their systems to prevent the company from selling its systems. But it would require them to manufacture smaller, more portable ovens as well as develop more portable production and control systems in order to compete with the company's on-site coating capability. The company acknowledges that in the event that enough traditional powder coaters alter their existing operations and create portable systems and ovens that could be mounted on mobile units equipped with power systems for operation, might compromise our ability to sell our $8,000 systems.

There can be no assurance that the company's technology will ever supplant traditional powder coating technology and become commercially successful. However, our technical data on our coatings gives us grounds to be optimistic (see attached test results from an independent laboratory). Because Xiom coatings are actually solid plastic coatings, they have the possibilities of being more durable and weather-resistant than conventional painting systems which are another large alternative to the company's powder coating systems.

The company, believes, but cannot prove that its coatings are superior to paint. The company would have to conduct long term tests of its solid plastic coatings versus liquid paints in many environments over a period of many years using an independent agency to monitor such tests to prove its belief/. The expense to do so would be extremely high since some plastic coatings are reputed to last many years. The company would have to continue to pay its overhead during such tests and possibly not sell anything because customers may want such proof and might not want to rely on our assertions, or the assertions of other plastic feed stock manufacturer's as to the efficacy of plastic after it passes through our system. In that case the company would run out of funds long before such tests were completed. Investors would be well advised not to invest in the company if they need the assurance of long term testing on coatings from our process being able to outlast paint coatings. In this case the company would strongly advise such investors not to invest in the company.

Unlike most painting systems, Xiom's coatings have no dripping and overspray problems and absolutely no VOCs. Xiom materials cure instantly after being applied and no curing ovens are needed.

Due to the fact that the entire Xiom system weighs just 70 pounds, the entire system can be easily used onsite. The company is acting on its belief that there is a demand for plastic coatings applied outside a factory setting; the company cannot prove that its belief is accurate.

Xiom coatings can be applied at thicknesses from 3 mls up to 1 inch as compared to traditional powder coatings which usually vary from 1 to 4 mls thick. The company believes that thicker coatings generally give greater protection against corrosion than thin coatings. The company does not have definitive data to conclusively prove this assertion.

EPS applied plastic coatings are further characterized by their wide use in OEM and production applications for decorative purposes where appearance and durability are required. While there is some use of functional EPS coatings, by and large the vast majority of use for decorative applications. Large numbers of relatively small components can best take advantage of the economic benefits from EPS powder processing thus conforming to the limits of batch processing and over size restrictions.

XIOM's UNIQUE THERMAL SPRAY TECHNOLOGY

The XIOM powder spray process uses the rich history of EPS Powder Coatings but takes the technology a step further to meet the field requirements of on-site liquid painting, thus bridging the gap between "in house" EPS and "on-site" liquid painting developing a true portable on-site polymer coating system.

Two major advances account for XIOM's coating technology.

First, XIOM's 1000 Thermal Spray system is currently the Company's only equipment product for on-site portability. It permits spraying of relatively low melting point polymer powder without over heating and generation of combustion (with no VOC's). High deposit rate and efficiency further characterize the XIOM 1000 system.

Second, XIOM plastic powders are designed specifically for Thermal Spraying. New materials technology utilizing multiplex combinations, blends, additives and composites, this taking advantage of synergy and covalent bonding to produce exceptionally high adhesion to most substrates and functional properties heretofore not possible with polymers (plastic coatings). For instance XIOM is the first to produce thermal sprayed polymer/zinc primer coats, which deliver very high quantities of zinc to the substrate for corrosion control. These polymer/zinc primer coatings not only bond securely to steel substrate, but they facilitate bonding of sprayed top coatings as well.

Many XIOM powders are unique and therefore patentable, with patents pending. Substrates such as wood, plastic, masonry and fiberglass - not processable via EPS - are now readily sprayable with the XIOM 1000 system, along with steel, aluminum and non-ferrous substrates.

The new powder coatings properties produced with the XIOM 1000 system are manifested in the wide variety of applications both functional and decorative now solvable.

The Company currently has 15 varied material formulations to create spray coatings. The Coating functionality includes any-corrosions; wear resistance, architectural, anti-foul, anti-microbial, anti-graffiti, glow-in-the-dark, and grip and release. The Company's materials come in over 100 different colors. The completely portable delivery system consists of a 70 pound combination of a patent pending spray gun, patent pending powder feeder and control console retailing for a total of $7,900. Material costs for the powder range from anywhere from $4 to $18 a pound, depending on their functionality. The Company can mix ceramics and metals, if desired, for added wear, into its plastic coatings and can add anti-microbial formulations into the coatings. The system sprays eight pounds of plastic material an hour using different spray nozzles, allowing for both round patters and a 4-inch fan spray pattern. The system is electrically controlled. The fuel system is oxygen and propane with air as a cooling gas. Preparation of surfaces is the same as for painting. Since these are plastic coatings, all solids with no hollows and voids, they will last longer than paint-based coating systems. They can be applied thick or thin and have no volatile organic compounds as part of their makeup.

OFF-BALANCE SHEET ARRANGEMENTS

      We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

      The amounts presented in the financial statements do not provide for the effect of inflation on the Company's operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

GOVERNMENT REGULATIONS

We estimate that there is no material cost to comply with any environmental laws of the Federal, State or Local governments. Any compliance, we believe that any cost and/or compliance is the responsibility of the end user.

The cost of compliance with government regulation is embedded in the cost of environmentally safe equipment. Government inspection requires assistance by employees and such assistance is not deemed material by the Company.

New York State approval pertains to the bridge coating business. We are an approved vendor by NYS Department of Transportation and if we receive a coating contract, that contract is monitored daily by NYS inspectors.

The New York State Thruway Authority has approved and is currently using thermal spray coatings as an acceptable method of corrosion protection of bridge structural steel. XIOM is an approved applicator for New York State Thruway Authority Bridge Metallizing Projects.

As part of its specifications for thermal spraying New York State has adopted specifications established by the Society of Protective Coatings (SSPC) and The American Society for Testing and Materials (ASTM).

The Company is subject to Workers' Compensation and Safety Laws. XIOM believes that it has all the necessary licenses from all governmental agencies to conduct business in the U.S. It has not had any warnings or citations for any violations. To the best of its knowledge, the Company complies with all emissions regulations and waste removal regulations. The Company believes its only exposure would be in the area of Workers' Compensation claims for which it is insured. The Company doesn't reserve for possible problems in this area because of its history of not having such problems.

MANAGEMENT

The directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

Name                Age   Position
-----------------   ---   --------
Andrew B. Mazzone    63   Chairman, President, Chief Accounting/Financial
                          Officer and Promoter
Thomas Gardega       57   Executive Vice President, Director and Promoter

Andrew Mazzone

Mr. Mazzone has been the Chairman and President of the company since its inception in 1998. Mr. Mazzone was the President of TTI at the time of the spin-out. He resigned as Sole Officer and Director of TTI on November 1, 2001. Thereafter, when the targeting merger candidate for TTI fell through, TTI located a potential new target for acquisition and changed its name to Steam Clean USA, Inc. on or about August 15, 2002. On July 1, 2003, Steam Clean USA, Inc. acquired Humana Trans Services Group, Ltd. At this point Mr. Mazzone was invited to become Chairman of the Board of Directors. He served in that position until January 2004, when he resigned as Chairman but remained as a Director and until May 5, 2004, when he resigned from the Board entirely. From 1970 until February 15, 1995, Mr. Mazzone was employed by Metco, Westbury, NY, a subsidiary of the Perkin Elmer Corp., a holding company, which subsidiary, Metco, was engaged in the business of development of metal spraying and metal powders. Mr. Mazzone, as President, resigned from Sulzer Metco after the acquisition of the Company in 1995. From 1995 to October, 2001 Mr. Mazzone was President of Thermaltec International.

At Metco, Mr. Mazzone held various positions, including as Director of Logistics, Director of Sales and Marketing, Director of Manufacturing, Executive Vice President and President.

Mr. Mazzone has degrees from Babson College, Babson Park, Massachusetts, in finance and an advanced degree in economics, with a specialty in economic history. Mr. Mazzone will devote full time to the efforts of the Company (See "Principal Stockholders"). Mr. Mazzone is also a promoter of the Company as that term is defined in Rule 405 of Regulation C.

Thomas Gardega

Mr. Gardega is Executive Vice President and has been an employee of the company since September 24, 1999. Mr. Gardega brings to the Company a vast knowledge in the heat sprayed plastic coatings industry. Mr. Gardega was responsible as project manager for all field operations of electrical construction in the State of South Carolina for Basic Electrical, Inc. from January 1997 until January 1999, including purchasing, manpower acquisition, managing field office, project management and scheduling, materials, equipment, permits, and meetings.

Mr. Gardega held a position in Perkin Elmer's (a publicly traded company), division of Metco from 1978 to 1981 as special marketing representative and field service engineer. His function included training, customer support, materials, and applicable processes.

Mr. Gardega has held management positions in commercial electrical contracting projects throughout the United States. He also was President of National Thermal Spray, Inc., a developer and marketer of thermal coating systems from May 1985 until December 1989. He is an acknowledged expert in large scale installation of electrical and communications systems. He graduated from Empire State College in New York majoring in business administration. Mr. Gargega is also a promoter of the Company as that term is defined in Rule 405 of Regulation C.

EXECUTIVE COMPENSATION

Each operating officer is entitled to an annual base salary of $60,000, plus reimbursement for documented out-of-pocket expenses. The Board of Directors also grants non-qualified options annually to each officer as additional future compensation for services rendered. The timing and extent of such option grants are made at the sole discretion of the Board of Directors and have an exercise price equal to the estimated fair-market-value on the date of the grant. There is no other compensation given beyond the annual base salaries and option grants. The following Summary Compensation Table sets forth the compensation for each executive officer for the past three fiscal years ended September 30th;

                           Summary Compensation Table

                       Fiscal    Annual      Long-term Compensation;
Name & Position         Year     Salary   Securities Underlying Options
--------------------   ------   -------   -----------------------------
Andrew Mazzone,         2003    $60,000                   -0-
Chairman & President    2004    $60,000                   -0-
                        2005    $60,000              300,000

Thomas Gardega          2003    $60,000                   -0-
Executive VP            2004    $60,000                   -0-
                        2005    $60,000              300,000

The following table details options granted to each executive officer in the last fiscal year ended September 30, 2005;

                              Option Grants In Last Fiscal Year

                                            Percent of Total   Exercise
                        Number of Shares     Options Granted     Price        Expiration
       Name            Underlying Options     To Employees      ($/SH)           Date
--------------------   ------------------   ----------------   --------   -----------------
Andrew Mazzone
Chairman & President         300,000               50%           $ .75    February 28, 2010

Thomas Gardega
Executive VP                 300,000               50%           $ .75    February 28, 2010

There were no options exercised and there was no value of unexercised "in-the-money" options for the fiscal year ended September 30, 2005.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

DESCRIPTION OF PROPERTY

XIOM leases approximately 13,600 square feet of manufacturing and warehouse facility in West Babylon, New York pursuant to a four-year lease at $5,700 per month. This location also serves as Corporate Headquarters. Rent expense, net of sub-lease income, for fiscal 2005 and 2004 was approximately $29,500 and $36,500, respectively. The manufacturing and warehouse facility is adequate for the needs of the Company at this time. However, if it were necessary to expand the manufacturing and warehouse capacity, the Company would need to relocate its facilities, at an additional cost per month. Such location would be relatively easy to locate, however the initial cost of moving might be substantial.

EMPLOYEES

The company has six full time employees, including its operating officers, which are employed by the Company on a full-time basis. Additionally, there is one part-time employee. None of the employees are covered by a collective bargaining or similar agreement. The Company believes it has good relations with all of the employees.

LITIGATION

The Company is not engaged in any litigation, nor is any litigation pending or been threatened.

EMPLOYMENT AGREEMENTS

As of the date of this filing, we do not have any formal written employment agreements with any officer or director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has issued the following shares to affiliates of the Company; the transactions took place on August 12, 2004:

We issued to our President, Director and Promoter, Andrew Mazzone, a total of 500,000 shares of common stock, in two separate transactions, 125,000 shares for the repayment of Officer Loans to the Company and 375,000 shares for the irrevocable transfer of certain patent and technology rights used by the Company. The shares are valued at $0.10 per share for a total of $50,000. These rights included the creation of certain proprietary technologies and applications from Mr. Mazzone's experience in the coating industry which enhanced the patents pending received by Mr. Gardega.

We issued to our Vice-President, Director and Promoter, Thomas Gardega, a total of 850,000 shares of common stock, in two separate transactions, 475,000 shares for the irrevocable transfer of certain technology rights used by the Company, and 375,000 shares for the irrevocable transfer of certain patent rights to the Company. The shares are valued at $0.10 per share for a total of $85,000. These patent rights are as contained in the patent descriptions filed as Exhibits to the Registration statement and with the United States Patent and Trademark Office.

We issued 150,000 shares of common stock to DRB Consulting, Inc., for accounting and consulting services for fiscal 2003 and 2004. The shares are valued at $0.10 per share for a total of $15,000. David Behanna is the control person of DRB Consulting, Inc. Mr. Behanna is not an officer or director or principal shareholder of the Company.

We issued 200,000 shares of common stock to James W. Zimbler, a principal shareholder (through shares beneficial interest with Alpha Advisors, LLC.) for consulting services related to business organization and financial services performed by him in fiscal 2004. The shares are valued at $0.10 per share for a total of $20,000.

We issued 40,000 shares to Michael S. Krome, Esq. a principal shareholder (through shares beneficial interest with Alpha Advisors, LLC), for legal services performed and to be performed on behalf of the Company. The shares are valued at $0.10 per share for a total of $4,000.

PRINCIPAL STOCKHOLDERS


The following table describes, as of September 11, 2006, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.


                                                     Number of            Percentage of           Percentage of
                                                Shares Beneficially    Shares Owned prior    Shares Owned after sale
Identity of Stockholder or Group                     Owned (1)             to Offering      of Shares in Offering (2)
--------------------------------------------    -------------------    ------------------   ------------------------
Andrew B. Mazzone                                   1,539,259               21.5%                  19.7%
513 Dryden Street
Westbury, NY  11590
President, Director, Promoter

Thomas Gardega                                      1,154,786               16.2%                  14.7%
200 Landmark Road
Conway, SC 29527
Executive Vice President, Director, Promoter

James Zimbler (3)(4)                                  728,334(3)(4)         10.2%(3)(4)             9.3%(3)(4)
234 East College Avenue
State College, PA 16801

Michael S. Krome, Esq. (4)                            728,334(4)            10.2%(4)                9.3%(4)
8 Teak Court
Lake Grove, NY 11755

All Officers and Directors as                       2,694,045                                      34.5%
A Group (2 Persons)

----------
*     Less than 5%

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(2)   Assumes sale of 500,000 shares by the Company and exercise of all warrants

(3) Including 200,000 shares owned by JWZ Holding, Inc., which is the controlled and beneficially owned by James Zimbler.

(4) James Zimbler beneficially owns a total of 413,334 shares of common stock, which includes 200,000 shares owned by JWZ Holding, Inc. Mr. Zimbler is a control person, along with another shareholder, Michael S. Krome, Esq., who owns 40,000 shares, in Alpha Advisors, LLC. The shares owned by Mr. Zimbler, JWZ Holding, Inc. and Alpha Advisors, LLC total 688,334 and when all of the ownership percentages are added, the control percentage is 8.8%, if voted as a block. The shares owned by Michael Krome and Alpha Advisors, LLC total 315,000 and when the ownership percentages are added, the control percentage 4.8%, if voted as a block. If Mr. Zimbler, Mr. Krome's and Alpha Advisors, LLC's beneficial ownerships are pooled, totaling 728,334 shares, the percentage is 9.3%, if voted as a block.

DILUTION


The tangible net book value as of June 30, 2006 was $(81,731), or $(0.01) per share of common stock. Tangible net book value per share represents tangible assets, less liabilities, divided by the number of shares of common stock issued and outstanding. The following table illustrates the dilution to purchasers of common stock in this offering at various arbitrarily determined sales levels, at an assumed public offering price of $ 3 per share. At the sales levels indicated, the pro forma tangible net book value at June 30, 2006 would have been $518,269, $818,269, $1,118,269 or $1,418,269, respectively. This represents an immediate dilution of $2.92, $2.87, $2.83 or $2.78 per share, respectively, to new investors.


                                                 Number of Shares of Common Stock Sold in the Offering(1)
                                              --------------------------------------------------------------
                                                     200,000           300,000       400,000       500,000
                                                     Shares             Shares        Shares        Shares
                                              -------------------   ------------   -----------   -----------
Public offering price per share                        3.00         3.00           3.00           3.00
                                                       ----         ----           ----           ----

Net tangible book value before the offering           (0.01)       (0.01)         (0.01)         (0.01)
                                                       ----         ----           ----           ----

Increase in net tangible book value
attributable to new investors                          0.09         0.14           0.18           0.23
                                                       ----         ----           ----           ----

Pro forma net tangible book value per share
after the offering                                     0.08         0.13           0.17           0.22
                                                       ----         ----           ----           ----


Dilution per share to new public investors             2.92         2.87           2.83           2.78


(1) The above dilution calculations do not give effect to the outstanding warrants to purchase up to 157,062 shares of common stock at $.75 per share.


OFFERING BY SELLING SHAREHOLDERS

      The following tables set forth certain information concerning each of the selling shareholders. The shares are being registered to permit the selling shareholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a)(1)(ix), at a price of $3.00 per share until the shares are quoted on the Over the Counter Bulletin Board, if ever.

      Selling shareholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

      None of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.

                                                Total  number         Number of        % of Beneficial
                                               Of shares owned    shares included         Ownership at
Selling Shareholder                           prior to offering     in offering     completion of Offering (1)
-------------------------------------------   -----------------   ---------------   --------------------------
Andrew Tarabelli                                    18,667            18,667                   *
Shirley V Fox & Raymond A Fox, Jr.                   1,000             1,000                   *
Heather Sides                                          800               800                   *
Devon Rae Sides                                         65                65                   *
Rian Grey Sides                                         65                65                   *
Leslie C. Fox                                        6,667             6,667                   *
Ann G. Travers Revocable Trust (3)                   8,000             8,000                   *
Kevin M. Petrone                                     1,300             1,300                   *
Alfred Zefara                                        6,667             6,667                   *
Robert Fredricks                                     7,333             7,333                   *
Patric Sellitti                                      7,333             7,333                   *
William T. Rooker & Iman Rooker,                     1,500             1,500                   *
Martin Murray & Susanna Murray                       2,500             2,500                   *
Ryan Michael Byson                                     500               500                   *
Stephanie Nicole Murray                                100               100                   *
Martin Douglas Murray                                  100               100                   *
Joseph Pileri                                        2,667             2,667                   *
Donald B. Stevenson                                 10,000            10,000                   *
James W. Zimbler (2)                               213,334            13,334(2)                9.3(2)
Robert Fox                                           1,000             1,000                   *
Linda Steinkamp                                      3,000             3,000                   *
Theresa Steinkamp                                    3,000             3,000                   *
Carole S. Daddona                                    6,667             6,667                   *
Kevin Duckman                                        6,667             6,667                   *
Irving Schwab                                       13,333            13,333                   *
Albino L. Sellitti                                   4,000             4,000                   *
John Mirabella                                       1,333             1,333                   *
Vincent J. Dixon                                     1,333             1,333                   *
Ralph Dente                                          1,333             1,333                   *
Brain E. Rooney                                      1,333             1,333                   *
Richard Carter                                      13,334            13,334                   *
Stefeno  Buscarnea                                   1,333             1,333                   *
Marc Regan                                           1,333             1,333                   *
James G. Petrone & Thelma A. Petrone                   133               133                   *
Michael V. Della Fave                                1,333             1,333                   *
Carmine S. Marcello, Jr.                             1,333             1,333                   *
Kevin D. Canterman                                   1,333             1,333                   *
Jeanne Kirk                                          4,000             4,000                   *
Michael S. Krome                                   488,334(2)             --                   9.3(2)

  Total                                                              157,062

Total Shares and shares underlying warrants included in registration
  statement:                                                             314,124

      (*)   Less than 1% of the issued and outstanding shares.

      (1) Assuming exercise of all warrants and sale of all shares offered by the Company.

      (2) James Zimbler beneficially owns a total of 413,334 shares of common stock, which includes 200,000 shares owned by JWZ Holding, Inc. Mr. Zimbler is a control person, along with another shareholder, Michael
            S. Krome, Esq., who owns 40,000 shares, in Alpha Advisors, LLC. The shares owned by Mr. Zimbler, JWZ Holding, Inc. and Alpha Advisors, LLC total 688,334 and when all of the ownership percentages are added, the control percentage is 10.6%, if voted as a block. The shares owned by Michael Krome and Alpha Advisors, LLC total 315,000 and when the ownership percentages are added, the control percentage 4.8%, if voted as a block. If Mr. Zimbler, Mr. Krome's and Alpha Advisors, LLC's beneficial ownerships are pooled, totaling 728,334 shares, the percentage is 9.3%, if voted as a block.

      (3) Ann G. Travers has voting or investment control for the Ann G. Travers Revocable Trust.

Changes in the Selling Shareholders will be provided by post-effective amendments filed with the Securities and Exchange Commission.

SHARES ELIGIBLE FOR FUTURE SALE

      As of September 11, 2006, XIOM, Corp. has 6,896,803 issued and outstanding shares of Common Stock with an estimated book value of $387,000 or $.06 per share. Assuming the 500,000 shares to be sold by the Company are sold and the exercise of the 157,062 shares underlying the warrants, there will be a total of 8,097,583 shares issued and outstanding. The shares held by the officers and directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

      In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

      (i) One percent of the outstanding shares of Common Stock; or

      (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

      Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about XIOM, Corp. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. XIOM, Corp. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See "Risk Factors--Shares Eligible for Future Sale" and "Risk Factors--Possible Volatility of Stock Price."

DESCRIPTION OF SECURITIES

      The authorized capital stock consists of 10,000,000 shares of common stock, par value $.0001 per share. As of April 30, 2006, there were 6,896,803 shares of Common Stock issued and outstanding. This does not include the 500,000 shares being registered in this Registration Statement to be sold by the Company, if possible, from time to time, and the 157,062 shares underlying the warrants. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.


Common Stock

      Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.0001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

      Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

PLAN OF DISTRIBUTION

      No market currently exists for our shares. The price reflected in this Prospectus of $3.00 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

      The shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, prior to trading this price will be $3.00, after the shares are trading, if ever, it will be at market prices prevailing at the time of sale. After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales,

      o transactions involving cross or block trades on any securities or market where our common stock is trading,

      o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

      o "at the market" to or through market makers or into an existing market for the common stock,

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

      o any combination of the foregoing, or by any other legally available means.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

XIOM Corp. will receive the proceeds of the 500,000 shares to be sold in the future directly by the Company, from time to time and the 157,062 shares underlying the warrants. The Company will only receive the proceeds from the sale of the shares by the Company, if sold and/or the warrants are exercised. There is no guarantee that the shares will be sold or the warrants exercised.

It is the intention of the Company to sell the shares being offered for sale by the Company only by its Officers and Directors, that being only Mr. Mazzone and Mr. Gardega. No other person or entity is expected, at this point in time, to be permitted to offer these shares for sale to investors. With respect to Rule 3a4-1, each element of subsection (a) is satisfied as follows:

      (1) Neither person is subject to any statutory disqualification at the time of the participation;

      (2) Neither person is being compensated in connections with his participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in the securities;

      (3) Neither person at the time of his participation an associated person of a broker or dealer; and

      (4) Each person meets the requirements of (a)4(i), (ii) or (iii) in as much as (ii) the associated person meets all of the following conditions:

                  A. The associated person primarily performs, or is intended primarily to perform at the end of the intended offering, substantial duties for or on behalf of the issuer other wise in connection with transactions in securities; and

                  B. The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

                  C. The associated person does not participate in selling an offering of securities for any issuer more than once every 12 months.

      Each of the persons mentioned complies with the requirements set forth above.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING INDEMIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION The

Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Delaware law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the Delaware General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

DELAWARE ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

      Provisions of Delaware law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

      We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

      (i) The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

      (ii) Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

      (iii) On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

      A "business combination" generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

      Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

      We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock issued and issuable upon exercise of warrants to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

      The Transfer Agent and Registrar for the common stock is Manhattan Stock Transfer Registrar Company, 1 West Street, Suite 3402, New York, NY 10004, 212-425-2750,

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of XIOM, Corp. Michael S. Krome, Esq., is the holder of a total of 40,000 shares of common stock, part of which is a portion of his legal fee. As a partner in Alpha Advisors, LLC, Mr. Krome has beneficial control over an additional 275,000 shares of common stock. Furthermore, none of the experts was hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in XIOM, Corp., other than Mr. Krome.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

EXPERTS


Our audited financial statements as of September 30, 2005 and 2004 and for the years then ended, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated May 3, 2006 upon authority as experts in accounting and auditing. N. Blumenfrucht, CPA, PC's report on the financial statements can be found at the end of this prospectus and in the registration statement.

                                   XIOM, Corp.

                              FINANCIAL STATEMENTS

                      AS OF AND FOR THE FISCAL YEARS ENDED

                           September 30, 2005 and 2004

                                       AND


                       AS OF AND FOR THE NINE MONTHS ENDED
                                  June 30, 2006

                             N. Blumenfrucht CPA PC
                              1040 East 22nd Street
                             Brooklyn New York 11210
                               Tel.- 718-692-2743
                                Fax -718-692-2203

To The Board of Directors and Stockholders of XIOM Corp.

We have audited the accompanying balance sheets of XIOM Corp. (formerly known as Panama Industries, LTD.) as of September 30, 2005 and 2004 and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XIOM Corp., as of the September 30, 2005 and 2004 and the results of its operations and its cash flows for the years ended September 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.

As more fully disclosed in Note 15, the financial statements have been restated for the above referenced periods.

The accompanying financial statements have been prepared assuming that XIOM Corp. will continue as a going concern. As discussed in Note 16 to the financial statements, the Company has an accumulated deficit of approximately $885,000. Additionally, the Company incurred a net loss for the fiscal year ended September 30, 2005 of approximately $414,000 and has negative working capital of approximately $121,000. These factors raise substantial doubts about the Company's ability to continue as a going concern. Management's plans in regard to these matters are more fully disclosed in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ N. Blumenfrucht CPA PC

Brooklyn, New York
May 3, 2006

                                   XIOM, Corp.
                                 Balance Sheets
                               As Of September 30,
                                   (Restated)

                                                    2005        2004
                                                 ---------   ---------
Assets
  Current Assets
    Cash and Cash Equivalents                    $  20,077   $   3,326
    Accounts Receivable, Net of
      Allowance for Doubtful Accounts               13,882      11,880
    Inventory                                       11,010       2,086
    Prepaid Expenses                                     0       1,316
                                                 ---------   ---------
        Total Current Assets                        44,969      18,608
                                                 ---------   ---------
  Fixed Assets, Net of Accumulated
    Depreciation & Amortization                     45,882      24,773
                                                 ---------   ---------
  Other Assets
    Patents Pending, Net of
      Accumulated Amortization                     114,100     121,300
    Retainage Receivable                             6,258      26,334
    Security Deposits                                2,148       2,148
                                                 ---------   ---------
        Total Other Assets                         122,506     149,782
                                                 ---------   ---------
          Total Assets                           $ 213,357   $ 193,163
                                                 =========   =========

Liabilities and Stockholders' Equity (Deficit)
  Current Liabilities
    Accounts Payable and
      Accrued Expenses                           $  33,196   $  23,715
    Accrued Compensation                           120,000           0
    Notes Payable                                   14,000           0
                                                 ---------   ---------
        Total Current Liabilities                  167,196      23,715
  Long-Term Liabilities
    Shareholder Loan                               138,937      87,701
                                                 ---------   ---------
          Total Liabilities                        306,133     111,416
                                                 ---------   ---------
  Stockholders' Equity (Deficit)
    Common Stock                                       584         557
    Additional Paid-In Capital                     791,182     551,930
    Retained Earnings (Deficit)                   (884,542)   (470,740)
                                                 ---------   ---------
        Total Stockholders' Equity (Deficit)       (92,776)     81,747
                                                 ---------   ---------
          Total Liabilities and
            Stockholders' Equity Deficit)        $ 213,357   $ 193,163
                                                 =========   =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                            Statements of Operations
                        For The Years Ended September 30,
                                   (Restated)

                                                    2005          2004
                                                -----------   -----------
Sales                                           $  184,445    $  114,479
Cost of Sales                                      145,601        89,185
                                                ----------    ----------
Gross Profit                                        38,844        25,294
General and Administrative Expenses                452,646       279,940
                                                ----------    ----------
Operating Income (Loss)                           (413,802)     (254,646)
Other Income (Expenses)                                  0             0
                                                ----------    ----------
Net Income (Loss)                                ($413,802)    ($254,646)
                                                ==========    ==========
Basic and Diluted Income (Loss) per Share           ($0.07)       ($0.06)
                                                ==========    ==========
Weighted Average Number of Shares Outstanding    5,715,399     3,935,156
                                                ==========    ==========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                  Statements of Stockholders' Equity (Deficit)
                 For The Years Ended September 30, 2005 and 2004
                                   (Restated)

                                                              Common Stock                                        Total
                                                     -----------------------------   Additional    Retained   Shareholders'
                                                     Per Share   Number of    Par      Paid-In     Earnings       Equity
                                                       Amount      Shares    Value     Capital    (Deficit)     (Deficit)
                                                     ---------   ---------   -----   ----------   ---------   -------------
Balance, September 30, 2003                                      3,632,973    $363    $237,784    ($216,094)    $  22,053
  Shares issued in August 2004 to purchase
    Patent Technology Rights                           $0.10     1,225,000     123     122,377                    122,500
  Shares issued in August 2004 to repay
    Notes Payable                                      $0.10       120,000      12      11,988                     12,000
  Shares issued in August 2004 to repay
    Shareholder Loan                                   $0.10       125,000      12      12,488                     12,500
  Shares issued for services during the year
    ended September 30, 2004                           $0.10       473,400      47      47,293                     47,340
  Officers' Compensation Incurred, Not Paid                                            120,000                    120,000
  Net (Loss) for the year ended September 30, 2004                                                 (254,646)     (254,646)
                                                                 ---------    ----    --------    ---------     ---------
Balance, September 30, 2004                                      5,576,373    $557    $551,930    ($470,740)    $  81,747
  Shares issued pursuant to a private placement
    of restricted common stock in March 2005           $0.75       157,062      16     117,783                    117,799
  Non-employee option grant in March 2005                                               40,000                     40,000
  Shares issued for services during the year
    ended September 30, 2005                           $0.75        98,640      10      73,970                     73,980
  Shares issued to purchase fixed assets
    in July 2005                                       $0.75        10,000       1       7,499                      7,500
  Net (Loss) for the year ended September 30, 2005                                                 (413,802)     (413,802)
                                                                 ---------    ----    --------    ---------     ---------
Balance, September 30, 2005                                      5,842,075    $584    $791,182    ($884,542)     ($92,776)
                                                                 =========    ====    ========    =========     =========

                See accompanying notes to financial statements.

                                   XIOM, Corp.
                             Statements of Cash Flow
                        For The Years Ended September 30,
                                   (Restated)

                                                             2005        2004
                                                          ---------   ----------
Cash Flows from Operating Activities:
  Net Income (Loss)                                       ($413,802)  ($254,646)
                                                          ---------   ---------
  Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
      Depreciation and Amortization                          13,218       3,943
      Issuance of Shares for Services                        73,980      47,340
      Non-employee option grant                              40,000           0
      Officers' Compensation                                      0     120,000
      (Increase) decrease in:
        Accounts Receivable, Net                             (2,002)     13,228
        Inventory                                            (8,924)      1,316
        Other Current Assets                                  1,316       1,000
        Retainage Receivable                                 20,076      24,494
        Accounts Payable and Accrued Expenses                 9,481      11,684
        Accrued Compensation                                120,000           0
                                                          ---------   ---------
      Total Adjustments                                     267,145     223,005
                                                          ---------   ---------
      Net cash provided (used) in operating activities     (146,657)    (31,641)
                                                          ---------   ---------
Cash Flows from Investing Activities:
  Purchase of Fixed Assets                                  (19,627)    (16,411)
                                                          ---------   ---------
      Net cash provided (used) by investing activities      (19,627)    (16,411)
                                                          ---------   ---------
Cash Flows from Financing Activities:
  Sale of Restricted Common Stock                           117,799           0
  Increase in Notes Payable                                  14,000           0
  Proceeds from Shareholder Loan                             51,236      42,121
                                                          ---------   ---------
      Net cash provided (used) by financing activities      183,035      42,121
                                                          ---------   ---------
Net increase (decrease) in cash and cash equivalents         16,751      (5,931)
Cash & Cash Equivalents, Beginning of Period                  3,326       9,257
                                                          ---------   ---------
Cash & Cash Equivalents, End of Period                    $  20,077   $   3,326
                                                          =========   =========
Supplemental Disclosures
  Non-Cash Financing and Investing Activities
    Issuance of Shares for Services                       $  73,980   $  47,340
                                                          =========   =========
    Issuance of Shares to Purchase Fixed Assets           $   7,500   $       0
                                                          =========   =========
    Non-employee option grant                             $  40,000   $       0
                                                          =========   =========
    Officers' Compensation                                $       0   $ 120,000
                                                          =========   =========
    Issuance of Shares for Patent and Technology Rights   $       0   $ 122,500
                                                          =========   =========
    Issuance of Shares in Exchange for Notes Payable      $       0   $  12,000
                                                          =========   =========
    Issuance of Shares in Exchange for Shareholder Loan   $       0   $  12,500
                                                          =========   =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ENTITY AND ORGANIZATION

      XIOM, Corp., formerly Panama Industries, Ltd., ("XIOM or "the Company") was incorporated in March 1998, but was inactive until May 1999. At that time, all operating assets and liabilities of Thermaltec International Corp. ("Thermaltec"), the previous parent company, were transferred into XIOM. In June 2001, XIOM was spun out from Thermaltec upon which the shareholders of Thermaltec received one common share of XIOM for every three common shares of Thermaltec. During fiscal 2003 and 2004, XIOM developed a patented industrial based thermal spray coating technology which will sold directly to commercial customers and coating contractors.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      Revenues from contracts which have terms greater than one month and are fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date, to the estimated total cost for each contract. On those contracts which are not fixed-price in nature and which contractually require the billing of actual costs and expenses incurred during the period, revenue is recognized as the actual amount invoiced during the period. Revenues from the patented industrial thermal spray technology is currently being generated from both long-term and short-term contracts, as defined.

      Estimated costs and revenues are based upon engineering estimates of the work performed to date relative to the total work required under the contract. Changes in contract estimates which result in changes in estimated profit are applied to the cumulative work accomplished on the project. The re-calculated gross profit on the contract is applied to the revenues recorded to date for the entire life of the contract and the resulting income or loss is recorded in the current period. The Company has experienced no material contract losses to date.

      CASH AND CASH EQUIVALENTS

      For the purpose of financial statement presentation, the Company includes cash on deposit, money market funds, amounts held by brokers in cash accounts and funds temporarily held in escrow to be cash equivalents.

      ACCOUNTS RECEIVABLE

      Accounts receivable have been adjusted for all known uncollectible contracts and customer accounts. An allowance for doubtful contracts has been provided based on such analysis.

      INVENTORY

      Inventory consists of various parts, materials and supplies utilized in the assembly, and the operation, of thermal spray coating system and is valued at the lower of cost (first-in, first-out) or market.

      PROPERTY, EQUIPMENT AND DEPRECIATION

      Property and equipment is stated at cost. Major expenditures for property and those that substantially increase useful lives, are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by utilizing the straight-line method over the estimated useful lives of the assets.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

      EARNINGS (LOSS) PER SHARE

      The Company has adopted SFAS No. 128, "Earnings per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all publicly traded entities, as well as entities that have made a filing or are in the process of filing with a regulatory agency in preparation for the sale of securities in a public market.

      Basic EPS is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of Diluted EPS gives effect to all potentially dilutive common shares during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings.

      INCOME TAXES

      The Company has adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes".

      DEFERRED INCOME TAXES

      Deferred tax assets arise principally from net operating losses and capital losses available for carryforward against future years' taxable income.

      RECLASSIFICATIONS

      Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform to the presentation in the current-year financial statements.

      RECENTLY ISSUED ACCOUTING PRONOUNCEMENTS

      There are no recently issued accounting standards that would have a material impact on these financial statements.

2.    INVENTORY

                                            As of
                                        September 30,
                                       ----------------
                                         2005     2004
                                       -------   ------
Inventory consists of the following:
  Parts, Materials and Supplies        $11,010   $2,086

3.    FIXED ASSETS

                                                      As of September 30,
                                  Estimated useful   --------------------
                                    Life - years       2005        2004
                                  ----------------   --------   ---------
Machinery and equipment                 5-10         $ 40,873   $ 14,646
Vehicles                                 3-5           16,411     16,411
Computer Equipment                       3-5              900        -0-
Leasehold improvements                 5-31.5          10,120     10,120
                                                       ------     ------
                                                       68,304     41,177
Less accumulated depreciation
  and amortization                                    (22,422)   (16,404)
                                                     --------   --------
    Net property and equipment                       $ 45,882   $ 24,773
                                                     ========   ========

      Fixed asset depreciation and amortization for the years ended September 30, 2005 and 2004 was $6,018 and $2,743, respectively.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

4.    PATENTS PENDING

      In August 2004, the two operating officers of XIOM, who are also shareholders, irrevocably transferred to the Company all current and future rights, title and interest in all technology and process patents pending related to the low temperature thermal spray gun, modular control unit and material powder feeder. In exchange for transferring their individual ownerships, one of the officers received 375,000 shares of restricted common stock and the other officer, who is also the inventor of record, received 850,000 shares of restricted common stock. These shares were valued at $.10 per share, which approximated the fair market value of the common stock on the date of the exchange. As such, the gross carrying value of these patents is $122,500. These patents are being amortized on a straight-line basis over their stated terms, which is seventeen (17) years for each. Amortization expense for fiscal 2005 and 2004 was $7,200 and $1,200, respectively. Estimated amortization expense related to these patents will be approximately $7,200 per year for fiscal 2006 through fiscal 2010.

5.    RETAINAGE RECEIVABLE

      Retainage receivable represents the cumulative amount held-back from each percentage-of-completion billing pursuant to long-term contracts. Such amounts will be paid to the Company upon the completion of each contract and final customer approval. The net increase (decrease) in Retainage Receivable for fiscal 2005 and 2004 was ($20,076) and ($24,494), respectively. As of September 30, 2005, the Retainage Receivable balance of $6,258 is not expected to be collected in the coming fiscal year.

6.    ACCRUED COMPENSATION

      Accrued Compensation at September 30, 2005 represents compensation that has been accrued for each of the two operating officers of the Company. The value of their services was determined to be $60,000 each for fiscal 2005. For fiscal 2004, the value of such services was also determined to be $60,000 each and was recorded as Additional Paid-in Capital because, at that time, the Company did not expect to have the financial resources necessary to formally pay for these services.

7.    NOTES PAYABLE

      Notes Payable at September 30, 2005 represents several non-interest bearing demand notes payable to certain individuals in varying amounts.

8.    SALES TO MAJOR CUSTOMERS

      For the fiscal years ending September 30, 2005 and 2004, the Company had one major customer who accounted for approximately 40% and 100%, respectively, of total sales and 0% of trade accounts receivable for both fiscal years.

9.    COMMITMENTS AND CONTINGENCIES

      LEASES

      XIOM leases office space on a month-to-month basis for $1,300 per month. In addition, the Company leases a separate manufacturing and warehouse facility on a month-to-month basis for $2,500 per month. Rent expense, net of sub-lease income, for fiscal 2005 and 2004 was approximately $29,500 and $35,600, respectively.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

10.   COMMON STOCK

                                                      As of September 30,
                                                    -----------------------
                                                       2005         2004
                                                    ----------   ----------
Common stock is as follows:
Common stock, $.0001 par value, 10,000,000 shares
  authorized.
Shares issued and outstanding                        5,842,075    5,576,373
  Par Value                                         $      584   $      557

      In August 2004, the Company issued 473,400 share of restricted common stock to several vendors as consideration for various accounting, legal and consulting services provided during the fiscal year. These shares were issued based on the fair market value of the services provided converted at $.10 per share, the estimated fair market value of the common stock on the date of issuance.

      In March 2005, the Company completed a private placement offering in which it sold and issued 157,062 shares of restricted common stock at a price of $.75 per share. In addition, the stockholders that purchased these shares also received a warrant to purchase one share of common stock for each share they purchased. Each warrant has an exercise price of $.75 per share and a term of one year.

      During fiscal 2005, the Company issued 98,640 share of restricted common stock to several vendors as consideration for consulting services provided during the fiscal year. These shares were issued based on the fair market value of the services provided converted at $.75 per share, the estimated fair market value of the common stock on the date of each issuance.

11.   STOCK OPTIONS

      On March 1, 2005, XIOM granted three separate non-qualified options to purchase a total of 700,000 shares of restricted common stock at a price of $.75 per share, which approximates the fair market value on the date of the grant. The two operating officers, who are also shareholders, each received an option to purchase 300,000 restricted common shares and a consultant to the company received an option to purchase 100,000 restricted common shares as partial consideration for providing accounting services for fiscal 2005. The options are fully vested and are exercisable, in whole or in part, at the sole discretion of the grantee through February 28, 2010 and may not be assigned or otherwise transferred. As of September 30, 2005, the fair market value of the Company's common stock was estimated at approximately $.75 per share, which approximated the fair market value on March 1, 2005, the date of the grant. The value of the non-employee option was determined based on a calculated value method using the historical volatility of the industry sector index related to the small-cap version of the Industrial Suppliers sub-sector, within Support Services for Industrial Goods and Services. Specifically, the Company used the Black-Scholes-Merton option-pricing formula, which produced a value of $.40 per option share. This resulted in total compensation of $40,000 for fiscal year ended September 30, 2005. Assumptions used in the calculation included the contractual life of the option as the expected term and a risk free rate of 3.5%.

12.   INCOME TAXES

      For the fiscal years ended September 30, 2005 and September 30, 2004, the Company had net operating and capital loss carryforwards of approximately $886,000 and $533,000, respectively, which expire in 2015 and 2010, respectively.

      At September 30, 2005 and 2004, the Company provided a full valuation allowance against the gross deferred tax asset arising from the net operating and capital loss carryforwards because, in management's opinion at this time, it is more likely than not, such benefits will not be realized during the respective carryforward periods.

13.   SUBSEQUENT EVENTS

      On October 1, 2005, XIOM granted non-qualified options to several employees of the Company to purchase a total of 67,500 shares of restricted common stock at a price of $.75 per share, which approximates the fair market value on the date of the grant. The options are fully vested and are exercisable, in whole or in part, at the sole discretion of the grantee through September 30, 2010 and may not be assigned or otherwise transferred.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

14.   RELATED PARTY TRANSACTIONS

      The Shareholder Loan balance represents the net amount owed to one officer/shareholder for monies advanced from time to time to cover the Company's short-term cash flow needs. This loan is unsecured, non-interest bearing and has no specific term for repayment. During August 2004, the company converted $12,500 of Shareholder Loan to common stock by issuing 125,000 restricted shares at $.10 per share, the estimated fair market value of the common stock on the date of conversion.

      In August 2004, two separate consultants and legal counsel, who are also shareholders of the Company, were issued 150,000, 200,000 and 40,000 restricted common shares, respectively. These shares were issued at $.10 per share, the approximated fair market value of the common stock on the date of issuance, as consideration for the fair market value of the accounting, financial consulting and legal services, respectively, which they provided during the fiscal year. As a result of these common stock issuances, the Company recognized an expense of $15,000 for accounting services, $20,000 for consulting services and $4,000 for legal services for fiscal 2004.

15.   RESTATED FINANCIAL STATEMENTS

      The financial statements have been restated.

      For the year ended September 30, 2005, the change was due to an increase in general and administrative expenses resulting from an option issued to an outside consultant for accounting services rendered. The resulting change increased the loss by $40,000 on the Statement of Operations and increased Additional Paid-In Capital on the Balance Sheet and the Statement of Stockholders' Equity. The effect of this change on the loss per share was insignificant.

      For the year ended September 30, 2004, the change was mainly due to an increase in officers' compensation of $120,000 and a $20,000 accrual due to an outside consultant for accounting services rendered. The resulting change increased the loss by approximately $140, 000 on the Statement of Operations and increased the Accrued Expenses and Additional Paid-In Capital on the Balance Sheet and the Statement of Stockholders' Equity. The effect of this change increased the loss per share by $.03

16.   GOING CONCERN

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has an accumulated deficit of approximately $885,000 and has negative working capital of approximately $121,000. Additionally, the Company incurred a Net Loss of approximately $414,000 for the year ended September 30, 2005 and a Net Loss of approximately $255,000, for the year ended September 30, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. However, the Company has seen an increase in sales orders for the patented industrial thermal spray technology during the second quarter of fiscal 2006. As such, the Company plans to raise sufficient working capital through a private placement offering of restricted common stock by the end of the second fiscal quarter in order to meet customer demand for products and support. As a result of these factors, management believes it will have sufficient resources to meet the Company's cash flow requirements for at least twelve months following the date of these financial statements.

                                   XIOM, Corp.
                                  Balance Sheet
                               As Of June 30, 2006
                                   (Unaudited)

Assets
  Current Assets
    Cash and Cash Equivalents                                       $   242,007
    Accounts Receivable, Net of
      Allowance for Doubtful Accounts                                   113,619
    Inventory                                                            66,099
    Shareholder Loan                                                      8,146
                                                                    -----------
      Total Current Assets                                              429,871
                                                                    -----------
  Fixed Assets, Net of Accumulated
    Depreciation & Amortization                                          40,105

  Other Assets
    Patents Pending, Net of
      Accumulated Amortization                                          137,771
    Retainage Receivable                                                 23,523
    Security Deposits                                                     2,418
                                                                    -----------
        Total Other Assets                                              163,712
                                                                    -----------

            Total Assets                                            $   633,688
                                                                    ===========
Liabilities and Stockholders' Equity(Deficit)
  Current Liabilities
    Accounts Payable and
      Accrued Expenses                                              $    12,750
    Accrued Compensation                                                 30,000
    Subscriptions For Common Stock                                      283,799
    Notes Payable                                                        46,770
                                                                    -----------
      Total Current Liabilities                                         373,319
                                                                    -----------
  Long-Term Liabilities
    Shareholder Loan                                                          0
                                                                    -----------
            Total Liabilities                                           373,319
                                                                    -----------
  Common Stock, Subject To Rescission Rights                            342,100
                                                                    -----------
  Stockholders' Equity(Deficit)
    Common Stock                                                            636
    Additional Paid-In Capital                                        1,234,177
    Retained Earnings (Deficit)                                      (1,316,544)
                                                                    -----------
      Total Stockholders' Equity(Deficit)                               (81,731)
                                                                    -----------
        Total Liabilities and
          Stockholders' Equity(Deficit)                             $   633,688
                                                                    ===========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                             Statement of Operations
                       For The Nine Months Ended June 30,
                                   (Unaudited)

                                                    2006         2005
                                                -----------   -----------
Sales                                            $  365,798   $   89,104
Cost of Sales                                       219,470       53,462
                                                 ----------   ----------
Gross Profit                                        146,328       35,642
General and Administrative Expenses                 578,552      377,373
                                                 ----------   ----------
Operating Income (Loss)                            (432,224)    (341,731)
Other Income (Expenses)                                 222
                                                 ----------   ----------
Net Income (Loss)                                 ($432,002)   ($341,731)
                                                 ==========   ==========
Basic and Diluted Income (Loss) per Share            ($0.07)      ($0.06)
                                                 ==========   ==========
Weighted Average Number of Shares Outstanding     6,171,461    5,676,776
                                                 ==========   ==========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                        Statement of Stockholders' Equity
                     For The Nine Months Ended June 30, 2006
                                   (Unaudited)

                                              Common Stock
                                     -----------------------------    Additional     Retained          Total
                                     Per Share   Number of    Par      Paid-In      Earnings      Shareholders'
                                       Amount      Shares    Value     Capital     (Deficit)    Equity (Deficit)
                                     ---------   ---------   -----   -----------  -----------   ----------------
Balance, September 30, 2005                      5,842,075    $584   $  791,182     ($884,542)      ($92,776)
  Issuance of shares for services      $0.75        15,030       2       11,271                       11,273
  Issuance of shares for services      $1.30        35,980       4       46,770                       46,774
  Exercise of non-quaified options     $0.75       460,000      46      344,954                      345,000
  Non-employee option grant
    in March 2006                                                        40,000                       40,000
  Net (Loss) for the nine months                                                     (432,002)      (432,002)
    ended June 30, 2006
                                                 ---------    ----   ----------   -----------       --------
Balance, June 30, 2006                           6,353,085    $636   $1,234,177   ($1,316,544)      ($81,731)
                                                 =========    ====   ==========   ===========       ========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                             Statements of Cash Flow
                       For The Nine Months Ended June 30,
                                   (Unaudited)

                                                                 2006        2005
                                                              ---------   ---------
Cash Flows from Operating Activities:
  Net Income (Loss)                                           ($432,002)  ($341,731)
                                                              ---------   ---------
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
      Depreciation and Amortization                              13,529      10,056
      Issuance of shares for services                            58,047      50,617
      Non-employee option grant                                  40,000      40,000
      (Increase) decrease in:
        Accounts Receivable                                     (99,737)      3,203
        Inventory                                               (55,089)     (5,799)
        Retainage Receivable                                    (17,265)     (1,167)
        Accounts Payable and Accrued Expenses                     9,281       2,905
        Accrued Compensation                                     90,000      90,000
                                                              ---------   ---------
      Total Adjustments                                          38,766     189,815
                                                              ---------   ---------
      Net cash provided (used) in operating activities        ($393,236)  ($151,916)
                                                              ---------   ---------
Cash Flows from Investing Activities:
  Purchase of Additional Overseas Patents                       (29,707)          0
  Purchase of Fixed Assets                                       (1,713)     (5,557)
                                                              ---------   ---------
      Net cash provided (used) by investing activities          (31,420)     (5,557)
                                                              ---------   ---------
Cash Flows from Financing Activities:
  Common Stock, Subject to Rescission Rights                    342,100     117,796
  Subscriptions For Common Stock                                283,799           0
  Proceeds from Notes Payable                                    32,770       6,000
  Proceeds from (repayment of) Shareholder Loan                 (12,083)     38,246
                                                              ---------   ---------
      Net cash provided (used) by financing activities          646,586     162,042
                                                              ---------   ---------
Net increase (decrease) in cash and cash equivalents            221,930       4,569
Cash & Cash Equivalents, Beginning of Period                  $  20,077       3,326
                                                              ---------   ---------
Cash & Cash Equivalents, End of Period                        $ 242,007   $   7,895
                                                              =========   =========
Supplemental Disclosures
  Non-Cash Financing and Investing Activities
    Options exercised in exchange for Accrued Compensation,
      Shareholder Loan and Accrued Professional Fees            345,000           0
                                                              =========   =========
    Issuances of shares for services                             58,047      50,617
                                                              =========   =========
    Non-employee option grant                                    40,000      40,000
                                                              =========   =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE NINE MONTHS ENDED JUNE 30, 2006

1.    BASIS OF PRESENTATION

      The interim financial statements presented have not been audited or reviewed, but were compiled from the books and records of the Company. They have been prepared using the accrual method of accounting and, in the opinion of management, include all adjustments necessary in order to make the financial statements not misleading. The interim financial statements do not include all of the disclosures required for complete financial statements prepared in accordance with generally accepted accounting principals.

2.    WARRANTS

      In February 2006, the Board of Directors of XIOM, Corp approved to extend the exercise period of the warrants issued with the private placement offering in March 2005 for an additional twelve months, through February 2007. The Black-Scholes-Merton pricing model was utilized to determine the incremental value of these warrants on the modification date. Specifically, the assumptions used in the calculation included the expected term of eleven months, a risk free rate of 3.5% and a market price volatility factor of approximately 5%. The increase to the fair value, equal to the excess of the fair value of the revalued warrants over the fair value of the original warrants on the date of modification, of approximately $8,000 was determined not to be material. As such, there was no additional accounting treatment required as a result of extending the exercise period.

3.    STOCK OPTIONS

      On October 1, 2005, XIOM granted non-qualified options to several employees of the Company to purchase a total of 67,500 shares of restricted common stock at a price of $.75 per share, which approximates the fair market value on the date of the grant. The options are fully vested and are exercisable, in whole or in part, at the sole discretion of the grantee through September 30, 2010 and may not be assigned or otherwise transferred.

      In March 2006, XIOM granted three separate options to purchase a total of 350,000 shares of restricted common stock at a price of $1.50 per share, which approximates the fair market value on the date of the grant. The two operating officers, who are also shareholders, each received an option to purchase 150,000 restricted common shares and a consultant to the company received an option to purchase 50,000 restricted common shares as partial consideration for providing accounting services for fiscal 2006. The options are fully vested and are exercisable, in whole or in part, at the sole discretion of the grantee through February 28, 2011 and may not be assigned or otherwise transferred. As of March 31, 2006, the fair market value of the Company's common stock was estimated at approximately $1.50 per share, which approximated the fair market value on March 1, 2006, the date of the grant. The value of the non-employee option was determined based on a calculated value method using the historical volatility of the industry sector index related to the small-cap version of the Industrial Suppliers sub-sector, within Support Services for Industrial Goods and Services. Specifically, the Company used the Black-Scholes-Merton option-pricing formula, which produced a value of $.80 per option share. This resulted in the Company recording an additional consulting expense of $40,000. Assumptions used in the calculation included the contractual life of the option as the expected term, a risk free rate of 3.5% and a market price volatility factor of 20%.

      In March 2006, the two operating officers, who are also shareholders, partially exercised their March 2005 options and purchased 420,000 shares of restricted common stock at $.75 per share. Accrued Compensation and the Shareholder Loan were off-set and used as consideration for acquiring these option shares. A consultant to the company also partially exercised his March 2005 options and purchased 40,000 shares of restricted common stock at $.75 per share. Accrued professional fees were off-set and used as consideration for acquiring these option shares.

4.    ISSUANCES OF COMMON STOCK

      In March 2006, XIOM completed a private placement offering in which it sold and issued 311,180 shares of restricted common stock at a price of $1.10 per share for a total of $342,100. In addition, the stockholders that purchased these shares also received a warrant to purchase one share of restricted common stock for each common share they purchased. These warrants do not carry any registration rights and have an exercise price of $1.10 per share and a term of one year (See Note 5).

      In April 2006, the Company commenced another private placement offering whereby it sold an issued 232,538 shares of restricted common stock at a price of $1.30 per share for a total of $302,299. In addition, the stockholders that purchased these shares also received a warrant to purchase one share of restricted common stock for each common share they purchased. These warrants do not carry any registration rights and have an exercise price of $1.30 per share and a term of one year. This offering formally closed and the restricted common shares issued on July 15, 2006. As of June 30, 2006 the Company had collected subscriptions for common stock totaling $283,799 related to this offering and such amount has been classified as a current liability on the balance sheet (See Note 5).

5.    COMMON STOCK, SUBJECT TO RESCISSION RIGHTS

      Under the federal securities laws, any offering of securities must be registered unless an exemption from registration is available, and, with limited exceptions, no exemption from registration is generally available for a private placement transaction which is made concurrently with a public offering. We may be considered to have commenced a public offering of securities on May 6, 2005, when we first filed this registration statement on Form SB-2. Subsequent to that date, from January 1, 2006 through July 15, 2006, we offered and sold 543,718 shares of common stock for a total of $644,399. Although we made these transactions in reliance upon claimed exemptions from registration that we believed were valid, the purchasers may claim that the transactions violated federal securities laws. If any of these transactions did violate federal securities laws, the purchasers in those transactions may have claims against us for damages or for rescission of their purchase transaction and recovery of the full subscription price paid, which would be a total of $644,399, plus interest. As of the date of this registration statement, none of the purchasers has made or threatened any claim against us alleging violation of the federal securities laws. In the event the purchasers of these securities successfully asserted claims for rescission it would have a substantial adverse effect on our business and on our ability to continue to operate. We may not have sufficient funds available to pay such claims, and there is no assurance that we would be able to obtain such funds either from the proceeds of this offering, or from other sources. In that event, it is likely that we would be forced to cease operations and liquidate our available assets to pay our liabilities, including, but not limited to, the rescission claims.

================================================================================

                                   XIOM, Corp.

                                 814,124 Shares
                                  Common Stock

                                   PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2005, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ____________, 2006

================================================================================

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.
The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.


The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Delaware law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
  Commission registration fee                                         $   286.81
Legal fees and expenses (1)                                           $ 5,000.00
Accounting fees and expenses                                          $10,000.00
Miscellaneous (1)                                                     $ 5,000.00
                                                                      ----------
  Total (1)                                                           $20,286.81

----------
(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.

We have issued shares for services or other reasons as indicated as follows:

On May 17, 2002 we issued 650,000 shares to Diversified Capital Holdings, LLC for management consulting services. The agreement with Diversified Capital Holdings, LLC has been terminated by the parties.

On May 23, 2002 we issued 350,000 shares to our Chairman and President, Andrew
B. Mazzone as compensation for services to XIOM, Corp.

On May 23, 2002, we issued 150,000 shares to JWZ Holdings, Inc. as compensation for services provided to XIOM Corp. James W. Zimbler is the control person of JWZ Holdings, Inc.

On May 20, 2002, we issued 25,000 shares to Thomas Gardega as compensation for services provided to XIOM Corp. We also issued 20,000 shares to Thomas Klein for consulting services related to accounting and finance provided to XIOM Corp.

On May 20, 2002, we issued 50,000 shares each to Dean Rhodes and James Dahike. The shares were additional shares owed to the two shareholders for a previous investment into XIOM Corp.

On July 11, 2002, we issued 2,000 shares, 2,500 shares and 2,500 shares to Lois
F. Venegas and Rossanne Venegas Sanco and Javier Murillo Uilloe, respectively, as repayment of funds loaned to XIOM Corp.

On February 5, 2005, we issued 50,000 shares to Henry Weber as payment for consulting services provided to XIOM Corp.

On February 8, 2005, we issued 10,000 shares to Dr. Edward Betz as compensation for consulting services related to biocidal information related to coatings.

On July 27, 2005, we issued 10,000 shares of stock to Alexander Gardega for the purchase of a powder blender for use in preparing the products of the Company.

On February 8, 2005 and August 3, 2005 we issued 7,490 and 31,150 shares of stock, respectively, to Frank Longo as compensation for consulting services for engineering issues related to our technology and products.

The Company has issued the following shares to affiliates of the Company; the transactions took place on August 4, 2004:

We issued to our President, Andrew Mazzone, a total of 500,000 shares of common stock, in two separate transaction 125,000 shares for the repayment of Officer Loans to the Company and 375,000 shares for the transfer of certain technology rights used by the Company. These certain rights included the creation of certain proprietary technologies and applications from Mr. Mazzone's experience in the coating industry which enhanced the patents received from Mr. Gardega.

We issued to our Vice-President, Thomas Gardega, a total of 850,000 shares of common stock, in two separate transactions, 475,000 shares for the transfer of certain technology rights used by the Company, and 375,000 shares for the transfer of certain Patent Rights to the Company. These patent rights are as contained in the patent descriptions filed as Exhibits to the Registration statement and with the United States Patent and Trademark Office.

We issued 150,000 shares of common stock to DRB Consulting, Inc., for accounting and consulting services for the fiscal years of 2003 and 2004. David Behanna is the control person of DRB Consulting, Inc.

We issued 200,000 shares of common stock to James W. Zimbler for consulting services performed by him in the 2004 fiscal year.

We issued 40,000 shares to Michael S. Krome, Esq., for legal services performed and to be performed on behalf of the Company.

Also on August 4, 2004, we issued the following shares, to the persons indicated:

Name                 Shares   Purpose
----                 ------   -------
William Mazzone       5,000   Repayment of loan from May 2002
Dean Rhoads          50,000   Repayment of loan from March 2002
Toni Jane Gillis     10,000   Repayment of loan from May 2002
Jerry Rukin          15,000   Consulting services on technical issues from June
                              2004
Earl Richard Brown    6,000   Repayment of loan
Dorothy Brown         5,000   Repayment of loan
Arlene Beecher        3,000   Repayment of loan
Thomas O'Dea          6,000   Repayment of loan
Jean Rossi            6,000   Repayment of loan
Mary Bianchi          3,000   Repayment of loan
Walter Pansuk         3,000   Repayment of loan
Kenneth Desroches     6,000   Repayment of loan
Andrew Tarabelli      3,000   Repayment of loan
Frank Longo           8,400   Compensation for June 2004 services

For the period December 1, 2004 through March 18, 2005, XIOM Corp. sold, pursuant to a private placement, 157,062 shares of common stock at $0.75 per share with a warrant to purchase another share of the company at $0.75 per share, and raised a total of $117,795.50, pursuant to the private placement as follows:


A chart of the shares issued pursuant to the above transaction follows:

                                         Number of Shares      Percentage of
Identity of Stockholder or Group      beneficially owned (1)    Shares Owned
-----------------------------------   ----------------------   -------------
Andrew Tarabelli                              18,667                 *
Shirley V Fox and Raymond A Fox, Jr.           1,000                 *
Heather Sides                                    800                 *
Devon Rae Sides                                   65                 *
Rian Grey Sides                                   65                 *
Leslie C. Fox                                  6,667                 *
Ann G, Travers Revocable Trust                 8,000                 *
Kevin M. Petrone                               1,300                 *
Alfred Zefara                                  6,667                 *
Robert Fredricks                               7,333                 *
Patric Sellitti                                7,333                 *
William T. Rooker &
  Iman Rooker,                                 1,500                 *
Martin Murray & Susanna Murrya                 2,500                 *
Ryan Michael Byson                               500                 *
Stephanie Nicole Murray                          100                 *
Martin Gouglas Murray                            100                 *
Joseph Pileri                                  2,667                 *
Donald B. Stevenson                           10,000                 *
James W. Zimbler (2)                          13,334                 (2)
Robert Fox                                     1,000                 *
Linda Steinkamp                                3,000                 *
Theresa Steinkamp                              3,000                 *
Carole S. Daddona                              6,667                 *
Kevin Duckman                                  6,667                 *
Irving Schwab                                 13,333                 *
Albino L. Sellitti                             4,000                 *
John Mirabella                                 1,333                 *
Vincent J. Dixon                               1,333                 *
Ralph Dente                                    1,333                 *
Brain E. Rooney                                1,333                 *
Richard Carter                                13,334                 *
Stefeno Buscarnea                              1,333                 *
Marc Regan                                     1,333                 *
James G. Petrone & Thelma A Petrone              133                 *
Michael V. Della Fave                          1,333                 *
Caarmine S. Marcello, Jr.                      1,333                 *
Kevin D. Canterman                             1,333                 *
Jeanne Kirk                                    4,000                 *

      (1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

      (2) James Zimbler beneficially owns a total of 413,334 shares of common stock, which includes 200,000 shares owned by JWZ Holding, Inc. Mr. Zimbler is a control person, along with another shareholder, Michael
            S. Krome, Esq., who owns 40,000 shares, in Alpha Advisors, LLC. The shares owned by Mr. Zimbler, JWZ Holding, Inc. and Alpha Advisors, LLC total 688,334 and when all of the ownership percentages are added, the control percentage is 10.6%, if voted as a block. The shares owned by Michael Krome and Alpha Advisors, LLC total 315,000 and when the ownership percentages are added, the control percentage 4.8%, if voted as a block. If Mr. Zimbler, Mr. Krome's and Alpha Advisors, LLC's beneficial ownerships are pooled, totaling 728,334 shares, the percentage is 11.2%, if voted as a block.


For the period January 1, 2006 through March 31, 2006, XIOM Corp. sold, pursuant to a private placement, 311,180 shares of common stock at $1.10 per share with a warrant to purchase another share of the company at $1.10 per share, and raised a total of $342,100, pursuant to the private placement as follows:


A chart of the shares issued pursuant to the above transaction follows:


                                        Number of Shares      Percentage of
Identity of Stockholder or Group     beneficially owned (1)    Shares Owned
----------------------------------   ----------------------   -------------
Beacon Global Private Equity Fund,
  Ltd. (2)                                   91,000
David Rubis                                  45,500
Mitz Family Trust (3)                        10,000
Hollingsworth Trust (4)                      68,180
James O'Rourke                               10,000
Ernie Ferla                                  10,000
Mark Zilisko Revocable Trust (5)             20,000
William S. Meith                             10,000
Richard Kunz                                  5,000
Lonnie R. Bailey                             10,000
Cal-Logic LLC (6)                            10,000
Prendiville Revocable Trust (7)              11,500
Helen Hix                                    10,000


      (1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

      (2)   John Groth is the control person for Beacon Global Private Equity
            Fund

      (3)   Trustee is Arthur M. Mintz

      (4)   Trustee is Vern N. Hollingsworth

      (5)   Trustee is Mark Zelisko

      (6)   William E. Anderson is the control person for Cal-Logic LLC

      (7)   Trustee is Kevin Prediville


For the period April, 1, 2006 through July 15, 2006, XIOM Corp. sold, pursuant to a private placement, 232,538 shares of common stock at $1.30 per share with a warrant to purchase another share of the company at $1.30 per share, and raised a total of $302,299, pursuant to the private placement as follows:

A chart of the shares issued pursuant to the above transaction follows:



                                      Number of Shares      Percentage of
Identity of Stockholder or Group   beneficially owned (1)   Shares Owned
--------------------------------   ----------------------   -------------
Insiders Trend Fund LP (2)                192,307
Michael Musella                             1,000
Irene Karp                                  5,000
Leslie J. Tafarella                         4,231
Fred Dahl                                  10,000
Matthew S. Gimaldi                         10,000
David Rumbold                              10,000



      (1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.


      (2)   Anthony Marchese is the control person for Insiders Trend Fund LP

      With respect to the private placements, XIOM Corp. relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding "accredited investors"), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and
(vi) each of the parties is a sophisticated purchaser and had full access to the information on Xiom Corp. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

      Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.

(a)   Exhibits:

      The following exhibits are filed as part of this registration statement:

      Exhibit    Description of Exhibit
      --------   ----------------------
      3.1 (2)    Certificate of Incorporation of XIOM Corp.
      3.2 (2)    Certificate of Amendment to Certificate of Incorporation
      3.3 (2)    By-laws of XIOM Corp.
      4.1 (2)    Form of Warrant
      4.2 (1)    Form of Subscription Agreement
      5.1 (1)    Opinion of Michael S. Krome, Esq.
      23.1 (1)   Consent of N. Blumenfrucht, CPA, PC., Independent Auditor
      23.2 (1)   Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)

      99.1 (3)   Patent Rights and Technology Rights transferred to the Company by Thomas Gardega
      99.2 (3)   Agreement dated June 22, 2005 between New York State Energy
                 Research and Development Authority and Xiom Corp.
      99.3 (3)   Sample Distribution Agreement
      99.4 (3)   Agreement between Xiom Corp. and Department of the Navy, dated
                 May 17, 2006
      99.5 (4)   Technical Data on Coatings done by Independent Testing Agency
      99.6 (1)   Lease, dated June 1, 2006 by and Between Lamar Street Realty
                 Corp and Xiom Corp.

---------
(1)   Filed herewith

(2)   Previously filed with Registration Statement on Form SB-2 on May 6, 2006

(3)   Previously filed with Registration Statement on Form SB-2 on May 26, 2006

(4)   Previously filed with Registration Statement on Form SB-2 on July 13, 2006

Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the registrant is relying on Rule 430B:

      (i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
      (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
      (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the Town of West Babylon, State of New York, on September 12, 2006.


                                       XIOM Corp.


                                       By: /s/ Andrew B. Mazzone
                                           -------------------------------------
                                       President and Principal
                                       Accounting/Financial Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of XIOM Corp., hereby constitute and appoint Andrew Mazzone and Thomas Gardega, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                    Date
---------                                 -----                    ----


/s/ Andrew Mazzone            President Principal            September 12, 2006
---------------------------   Accounting/Financial Officer
Andrew Mazzone                and Director


/s/ Thomas Gardega            Executive Vice President       September 12, 2006
---------------------------   Director
Thomas Gardega